UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FOAMIX PHARMACEUTICALS LTD.
(Name of Registrant as Specified In Its Charter)

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FOAMIX PHARMACEUTICALS LTD.
2 Holzman Street, Weizmann Science Park
Rehovot 7670402, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 10, 2019

To our shareholders:

You are cordially invited to attend our 2019 Annual General Meeting of Shareholders, or the Meeting, of Foamix Pharmaceuticals Ltd., an Israeli company, or the Company, which will be held on Wednesday, April 10, 2019, at 5:00 p.m.  (Israel time), at our offices Foamix Pharmaceuticals Ltd., located at 2 Holzman Street (Entrance 2B), Weizmann Science Park, Rehovot, Israel.

On or about March 11, 2019, we will begin mailing our proxy statement to our shareholders. Information concerning the matters to be considered and voted upon at the Meeting is set forth in the Notice of our 2019 Annual General Meeting of Shareholders and proxy statement.

The purpose of the Meeting is:

1.
To appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and authorize the Company’s board of directors, or the Board, (or the Audit Committee, if authorized by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services;

2.	To ratify the appointments of Mr. Anthony Bruno and Ms. Sharon Barbari as directors of the Company;

3.
To approve certain retirement payments and benefits for Dr. Darrell Rigel, who retired from the Board in November 2018, and Dr. Dalia Megiddo, who is retiring from the Board effective on the date of the Meeting;

4.	To approve the Company’s 2019 Equity Incentive Plan;

5.	To approve the Company’s 2019 Employee Stock Purchase Plan;

6.	To approve the compensation of the Company’s Chief Executive Officer, Mr. David Domzalski;

7.
To approve an increase of the authorized share capital of the Company from 90,000,000 to 135,000,000 ordinary shares and approve a corresponding amendment to the Articles of Association of the Company; and

8.	To conduct any other business properly brought before the Meeting.

Members of the Company’s management team will be present at the Meeting to discuss the Company’s annual financial statements for the fiscal year ended December 31, 2018, as well as to respond to appropriate questions from shareholders. These items of business to be transacted at the Meeting are more fully described in the proxy statement accompanying this notice.

The record date for the Meeting is February 28, 2019. Only shareholders of record at the close of business on that date may vote at the Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

Even if you have given your proxy, you may still attend and vote in person at the Meeting after revoking your proxy prior to the Meeting.

By Order of the Board of Directors:

/s/ Dr. Stanley Hirsch Chairman of the Board of Directors
Rehovot, Israel
March [●], 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2019

The proxy statement, proxy card and financial statements as included in our Annual Report on Form 10-K filed on February 28, 2019 are available at http://investors.foamix.com/sec-filings.

FOAMIX PHARMACEUTICALS LTD.
2019 PROXY STATEMENT

TABLE OF CONTENTS

Page
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS	2
2019 PROXY STATEMENT	5
Questions and Answers about the 2019 Annual General Meeting of Shareholders	6
Proposal 1: Appointment and Compensation of Independent Registered Public Accounting Firm	10
Fees Paid to the Independent Registered Public Accounting Firm	10
Pre-Approval of Audit and Non-Audit Services	10
Proposals 2(a) and 2(b): Ratifications of the Appointments of Mr. Anthony Bruno and Ms. Sharon Barbari as Directors of the Company	11
Structure and Practices of the Board of Directors	14
Proposals 3(a) and 3(b): Approvals of Certain Retirement Payments and Benefits for Dr. Darrell Rigel and Dr. Dalia Megiddo	20
Proposal 4: Approval of the Company’s 2019 Equity Incentive Plan	21
Proposal 5: Approval of the Company’s 2019 Employee Stock Purchase Plan	30
Proposals 6(a), 6(b) and 6(c): Approvals of (a) an Increase in Mr. David Domzalski’s Annual Base Salary, (b) the Terms of Mr. Domzalski’s Cash Bonus and Equity Compensation for 2019, and (c) Participation by Mr. Domzalski in the Company’s 2019 Employee Stock Purchase Plan	35
Proposal 7: Increase of Authorized Share Capital	38
Report on Financial Statements	39
Other Information Regarding the Company	40
Executive Officers	40
Executive Compensation	41
Security Ownership of Certain Beneficial Owners and Management	48
Section 16(a) Beneficial Ownership Reporting Compliance	51
Certain Relationships and Related Transactions	51
Other Matters	53
No Dissenters’ Rights	53
Shareholder Proposals	53
Additional Information	54

FOAMIX PHARMACEUTICALS LTD.
2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel

PROXY STATEMENT FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

APRIL 10, 2019

This proxy statement is furnished by and on behalf of the board of directors, or the Board, of Foamix Pharmaceuticals Ltd., an Israeli corporation (or, we, us, our, Foamix or the Company), in connection with our 2019 Annual General Meeting of Shareholders, or the Meeting, to be held on Wednesday, April 10, 2019, at 5:00 p.m. (Israel time) at our offices Foamix Pharmaceuticals Ltd., located at 2 Holzman Street (Entrance 2B), Weizmann Science Park, Rehovot, Israel.

At the Meeting, shareholders will vote on the (1) appointment of Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and the authorization of the Company’s board of directors, or the Board, (or the Audit Committee, if authorized by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services, (2) ratification of the appointments of Mr. Anthony Bruno and Ms. Sharon Barbari as directors of the Company, (3) approval of certain retirement payments and benefits for Dr. Darrell Rigel, who retired from the Board in November 2018, and Dr. Dalia Megiddo, who is retiring from the Board effective on the date of the Meeting, (4) approval of the Company’s 2019 Equity Incentive Plan, or 2019 EIP, (5) approval of the Company’s 2019 Employee Stock Purchase Plan, or 2019 ESPP, (6) approval of the compensation of the Company’s Chief Executive Officer, Mr. David Domzalski, and (7) approval of an increase of the authorized share capital of the Company and a corresponding amendment to the Company’s Articles of Association, or the Articles.

The record date for the Meeting is February 28, 2019. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

By signing and returning the accompanying proxy card, you authorize Dr. Stanley Hirsch, the Chairman of our Board, and Mr. David Domzalski, our Chief Executive Officer, and each or either of them, with full powers of substitution, to represent you and vote your shares at the Meeting in accordance with your instructions. If no direction is made with respect to any matter, your shares will be voted “for” each of the matters above. Your shares will be voted in the discretion of the proxyholders on any other business that may properly come before the meeting. Each of the foregoing may also vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

We are first making this proxy statement and accompanying materials available to shareholders on or about March 11, 2019.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR
PROXY BY COMPLETING, SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE PROVIDED.

Questions and Answers about the 2019 Annual General Meeting of Shareholders

What is the purpose of the Meeting?

At the 2019 Annual General Meeting of Shareholders, the shareholders will be asked to:

1.
Appoint Kesselman & Kesselman (a member firm of PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2019, and authorize the Board (or the Audit Committee, if authorized by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services (“Proposal 1”);

2.	Ratify the appointments of Mr. Anthony Bruno and Ms. Sharon Barbari as directors of the Company (“Proposals 2(a) and 2(b)”);

3.
Approve certain retirement payments and benefits for Dr. Darrell Rigel, who retired from the Board in November 2018, and Dr. Dalia Megiddo, who is retiring from the Board effective on the date of the Meeting (“Proposals 3(a) and 3(b)”);

4.	Approve the Company’s 2019 EIP (“Proposal 4”);

5.	Approve the Company’s 2019 ESPP (“Proposal 5”);

6.	Approve the compensation of the Company’s Chief Executive Officer, Mr. David Domzalski (“Proposals 6(a), 6(b) and 6(c)”); and

7.	Approve an increase of the authorized share capital of the Company and a corresponding amendment to the Articles (“Proposal 7”).

Shareholders will also transact any other business that may properly come before the Meeting. Members of the Company’s management team will be present at the Meeting to discuss the 2018 financial statements as well as to respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the Meeting is February 28, 2019. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting. The total number of shares outstanding of the registrant’s ordinary shares, par value NIS 0.16 per share, as of February 22, 2019 was 54,365,955.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

How do I vote if I am a “record holder”?

If you are a shareholder of record, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy.

How do I vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm, or the record holder, along with a voting instruction card, which will explain how to vote by mail, by telephone or over the internet, as applicable for your broker, bank or other agent. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, and the broker is not entitled to exercise its voting discretion on the matter, the shares will be treated as “broker non-votes.” See “How will Broker Non-Votes be Treated” below. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from the record holder.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. According to Rule 5620(c) of the Nasdaq Listing Rules, or Nasdaq rules, which supersede our Articles, the quorum required for a general meeting of shareholders consists of any one or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 33⅓% of the voting rights of our Company. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned for one week to the same day, time and place, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the Meeting will be adjourned to the first business day afterwards. According to our Articles, at such adjourned meeting the presence of any two or more shareholders in person or by proxy, regardless of the voting power represented by their shares, will constitute a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting.

Proxies with only broker non-votes are not counted towards the quorum. However, if a proxy is returned with a vote cast on at least one proposal (e.g., Proposal 1 to appoint the auditor), even if broker non-votes are returned with respect to the other proposals, the proxy shall count toward the quorum. See “How will Broker Non-Votes be Treated” below. Abstentions will also be counted towards the quorum requirement.

Who can attend the Meeting?

All shareholders of record of the Company as of the close of business on February 28, 2019 may attend the Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the record date.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

•	by signing and delivering another proxy with a later date;

•	by providing us a written notice of such revocation prior to the Meeting, at our corporate address, or at the Meeting; or

•	by voting in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the Meeting and voting in person. Your attendance at the Meeting itself will not revoke your proxy unless you provide us a written notice of the revocation before your proxy is voted or before you vote in person at the Meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote FOR each of the proposals that are further described in this proxy statement.

What if I do not specify how my shares are to be voted?

If you hold your shares in street name and do not indicate any voting instructions for your broker, bank or other agent, on Proposal 1 (appointment of the independent registered public accounting firm), which is considered a “routine” proposal according to NYSE Rule 452 (which prevents all brokers, irrespective of the stock exchange on which a company is listed, from voting on non-routine matters), your broker, bank or other agent will be able to vote your shares in its discretion. However, broker discretionary voting is not permitted with regard to “non-routine” proposals such as director ratifications or proposals related to executive compensation. Therefore, if you do not indicate any voting instructions with regard to Proposals 2 through 7, they will be treated as “broker non-votes.” See “How will Broker Non-Votes be Treated” below.

If you are a shareholder of record and do not vote by completing the printed proxy card or in person at the Meeting, your shares will not be voted.

If you are a shareholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, FOR each of the proposals that are further described in this proxy statement. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will any other business be conducted at the Meeting?

As of the date of this proxy statement, we know of no other business that will be presented at the Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment, subject to the rules applicable to broker discretionary voting.

How many votes are required for approval of each of the proposals?

According to our Articles, approval of each proposal requires the majority of the voting power present and voting at the Meeting or at any adjournment thereof. This means that the numbers of shares voted “for” the proposal must exceed the numbers of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose, and will have no effect on the vote.

In addition, under Israeli law, approval of each of Proposals 3 and 6 requires that either of the following two voting requirements, which we refer to, together, as the Special Majority, be met as part of the approval by an ordinary majority of shares present and voting thereon:

•
approval by a majority of the ordinary shares held by non-controlling shareholders who do not have a personal interest in the approval of the proposals that are voted at the Meeting, excluding abstentions; or

•
the total number of shares held by non-controlling, disinterested shareholders (as described in the previous bullet-point) voted against the proposal does not exceed two percent (2%) of the aggregate voting rights in the Company.

For purposes of Proposals 3 and 6, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or other office holder of the Company). A person is presumed to be a controlling shareholder (a) if it holds or controls, by itself or together with others, 50% or more of any one of the “means of control” of the Company, or (b) with respect to Proposals 3 and 6, if it holds or controls, by itself or together with others who also possess a personal interest in the approval of the same transaction, 25% or more of the voting rights in the Company if no other shareholder holds or controls more than 50% of the voting rights in the Company. “Means of control” is defined under Israeli law as any one of the following: (i) the right to vote at a general meeting of the Company or (ii) the right to appoint directors of the Company or its Chief Executive Officer.

We are not aware of any shareholders that would be deemed to be a controlling shareholder of our Company as of the date hereof for purposes of Proposals 3 and 6.

A “personal interest” of a shareholder, for purposes of Proposals 3 and 6, includes a personal interest of a shareholder in an action or a transaction of the Company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of the shareholder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any of such persons, and the personal interest of any entity in which the shareholder or one of the aforementioned relatives of the shareholder serves as a director or Chief Executive Officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the Chief Executive Officer. Under the Israeli Companies Law, 5759-1999, or the Companies Law, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion over how to vote.

A controlling shareholder and a shareholder that has a personal interest are qualified to participate in the vote on the proposals; however, with respect to Proposals 3 and 6, the vote of such shareholders may not be counted towards the Special Majority requirement described above and will not count towards the 2% threshold described in the second bullet point above.

Please Note: Under Israeli case law, a shareholder must positively inform the Company whether or not such shareholder has a personal interest in a proposal which is subject to approval by a majority vote of disinterested shareholders, as in the case of Proposals 3 and 6. Your failure to check the box on the proxy card indicating that you have no personal interest will, therefore, require the Company to assume that you have a personal interest in Proposals 3 and 6 and disqualify your vote on such proposals.

We may no longer assume that a shareholder who signs and returns a proxy card without a specific indication as to the lack of personal interest of such shareholder has no personal interest with respect to Proposals 3 and 6. If you believe that you, or a related party of yours, is a controlling shareholder or possesses a personal interest and you wish to participate in the vote on Proposals 3 and 6, you should not indicate in the appropriate box that there exists no personal interest on the enclosed proxy card. If you hold your shares in “street name” (meaning your shares are held through a bank, broker or other nominee) and you believe that you possess a personal interest in the approval of either proposal, you may also contact the representative managing your account, who could then contact us on your behalf.

What is an abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum purposes and entitled to vote. Since the voting standard for all of the proposals at this Meeting is “the majority of the voting power present and voting at the Meeting,” and not a majority of shares present and entitled to vote, so long as a quorum has been established at the Meeting, abstentions will have no effect on the proposal.

How will broker non-votes be treated?

If beneficial owners do not instruct their broker how to vote, the broker may exercise its voting discretion with regard to the shares only on “routine” proposals and not on “non-routine” proposals.

Proposal 1 (appointment of our independent registered public accounting firm) is considered a “routine” proposal and Proposals 2 through 7 are considered “non-routine” proposals since they involve an election of directors, corporate governance and compensation matters.

Brokers are not permitted to exercise discretionary voting on “non-routine” matters and therefore submit no vote - or a “broker non-vote” - on “non-routine” items for which beneficial owners do not provide their voting instructions. A broker non-vote occurs when banks, brokers or others who hold shares in street name for a client return a proxy but provide no instructions as to how shares should be voted on a particular matter.

If a proxy contains at least one “routine” matter, but broker non-votes on any or all other matters, that broker’s proxy will be treated as shares present for quorum purposes so long as the proxy returned by the broker contains a vote on the “routine” proposal. However, a broker non-vote on a “non-routine” proposal on the ballot does not count as a vote for or against such proposal and shall therefore have no effect on the outcome of the vote on that proposal.

Who will pay for the cost of this proxy solicitation?

We will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Where can I find the voting results of the Meeting?

We plan to announce preliminary voting results at the Meeting and to publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the SEC, within four business days of the Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 - APPOINTMENT AND COMPENSATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee and the Board have selected the accounting firm Kesselman & Kesselman (a member firm of PwC), as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2019.

As required under the Companies Law, shareholders are being asked to appoint Kesselman & Kesselman (a member firm of PwC) as the Company’s independent registered public accounting firm for 2019, and to authorize the Board to set the compensation of this firm. Subject to the shareholders approving such authorization, the Board intends to further delegate the authority to set the compensation of the independent registered public accounting firm to the Audit Committee.

Proposed Resolution

We are proposing that our shareholders adopt the following resolution at the Meeting:

“RESOLVED, to appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and to authorize the Board (or the Audit Committee, if such authority is delegated to it by the Board) to fix the remuneration of such independent registered public accounting firm in accordance with the volume and nature of their services.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 1 is required for approval. Abstentions shall not be taken into account in the voting; therefore, abstentions shall have no effect on the vote.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

Representation of Independent Registered Public Accounting Firm at the Meeting

Representatives of our independent registered public accounting firm are not expected to be present at the Meeting, and therefore they will not have the opportunity to make a statement if they desire to do so, and are not expected to be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2017 and 2018 by Kesselman & Kesselman, a member firm of PwC, our independent registered public accounting firm.

	Year Ended December 31,
	2017	2018
	(in thousands)
Audit fees(1)	$136	$193
Audit-related fees	-	-
Tax fees	-	-
All other fees	-
Total Fees	$136	$193
________________________________
(1)          Includes professional services rendered in connection with the audit of our annual financial statements, the review of our interim financial statements, and fees for the 2018 follow-on offerings and shelf registration statement.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee must pre-approve audit and non-audit services provided to us by our independent registered public accounting firm.

All of the fees described above and earned by Kesselman & Kesselman, a member firm of PwC, were attributable to services pre-approved by the Audit Committee. With respect to 2017 and 2018, such services included only audit services, since no non-audit services were provided during such fiscal years by our independent registered public accounting firm.

PROPOSALS 2(A) AND 2(B) - RATIFICATIONS OF THE APPOINTMENTS OF MR. ANTHONY BRUNO
AND MS. SHARON BARBARI AS DIRECTORS OF THE COMPANY

Background

As set out in our Articles, each of our directors holds office until the end of the next annual general meeting following the annual general meeting at which he or she was elected, unless his or her office is vacated. If at an annual general meeting, no nominees or alternate nominees are proposed by either the Board or the shareholders, or if no nominees or alternate nominees are elected, the directors then in office shall continue to hold office until the convening of a general meeting at which nominees or alternative nominees shall be proposed and elected. In practice, this means that pursuant to the Articles – and consistent with the governance practices of many Israeli-domiciled companies – our directors serve for an indefinite term until alternate nominees are proposed and elected to replace them by the Board or by the shareholders at any subsequent annual general meeting. In addition, if the office of a director is vacated due to resignation, removal or otherwise, the remaining members of the Board are authorized to appoint new members to fill the offices of directors that have been vacated or that remain unfilled. Consistent with the governance practices of other Israeli-domiciled companies, we have not previously had a practice of holding elections of directors at annual general meetings.

In November 2018 and in January 2019, our Board unanimously appointed Mr. Anthony Bruno and Ms. Sharon Barbari as directors, respectively, to fill vacated and unfilled Board seats. Mr. Bruno was also appointed to serve on the Compensation Committee and Ms. Barbari was appointed to serve on the Audit Committee. The Board now wishes to have Mr. Bruno and Ms. Barbari’s appointments ratified by the general meeting of the shareholders as a matter of good practice and governance.

Generally, the Board seeks to appoint individuals with broad experience and expertise at the management level in the pharmaceuticals or biotechnology industry or other relevant business ventures or that have achieved exceptional academic or professional acclaim in areas related to our activities, and who possess the ability to provide valuable insights and practical wisdom as well as sufficient time to effectively carry out his or her duties as a director. The Board carefully selects and reviews candidates in light of these qualifications and in view of legal constraints applicable to its composition, such as the requirement for independence and gender diversity among the Board members.

The Board believes that, as evidenced by their credentials below, each of Mr. Bruno and Ms. Barbari is well qualified for the position and is expected to contribute significantly to us.

Mr. Anthony Bruno

Mr. Anthony Bruno has served as our director since November 2018, and formerly served as a strategic advisor to us from 2014 until August 2018. Mr. Bruno is currently retired. He previously served as a strategic consultant to various healthcare-focused investment funds from 2011 to January 2018 and was employed at Warner Chilcott from 2000 to 2011, most recently as Executive Vice President, with responsibility for all business development activities including product acquisitions and divestitures as well as licensing agreements. Mr. Bruno also spent 16 years at Warner Lambert, holding several positions of increasing strategic responsibility. Mr. Bruno began his legal career as an associate with Shearman & Sterling. Mr. Bruno holds a B.A. in Political Science from Syracuse University, and a J.D. from The George Washington University Law School.

The Board believes that Mr. Bruno’s rich experience in the industry, significant experience in strategic positions in the pharmaceutical and healthcare sectors, as well as his proven track record in leadership positions, will prove valuable to the Board and to the Company.

Ms. Sharon Barbari

Ms. Sharon Barbari has served as our director since January 2019. She is currently retired. She previously served as the Executive Vice President of Finance and Chief Financial Officer of Cytokinetics Inc. from July 2009 to July 2017, and prior to then, she served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. Ms. Barbari has served on the board of directors of Sonoma Pharmaceuticals, Inc. since March 2014. Ms. Barbari received a B.S. in Accounting from San Jose State University.

The Board believes that Ms. Barbari’s long career as a senior financial executive and her leadership roles in various biotechnology and pharmaceutical companies provides broad and experienced knowledge of the global pharmaceutical business and industry, as well as extensive accounting expertise, to the Board and to the Company. In February 2019, the Board appointed Ms. Barbari to the Audit Committee. It considered and evaluated the education, experience, expertise and other relevant attributes of Ms. Barbari and determined, based on its review, that Ms. Barbari is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

Compensation

Each of Mr. Bruno and Ms. Barbari currently receives and will receive the standard cash and equity director compensation that we provides to our non-employee directors, as further described below. With respect to non-executive director equity compensation, non-executive directors (other than the Chairman of our Board) are entitled to receive annual equity grants of either options, RSUs or a combination of the two, at their election, with a fair market value on the date of grant of up to $75,000. Options vest ratably, in quarterly installments, over a 12-month period. Under our 2015 Israeli Share Incentive Plan, RSUs shall have a minimum vesting period of three years. If Proposal 4 to approve our 2019 EIP is approved, RSUs will vest ratably in equal, quarterly installments over a 12-month period. In addition, under the 2019 EIP, the Board shall have discretion to determine the circumstances under which the options or RSUs will be accelerated, including in a transaction that results in a change of control of the Company.

Each of Mr. Bruno and Ms. Barbari has entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.3 to the Company’s Registration Statement on Form F-1/A, filed with the U.S. Securities Exchange Commission, or SEC, on September 3, 2014.

Proposed Resolutions

We are proposing that our shareholders adopt each of the following resolutions at the Meeting:

“RESOLVED, (a) to ratify the appointment of Mr. Anthony Bruno as a director of the Company; and

RESOLVED FURTHER, (b) to ratify the appointment of Ms. Sharon Barbari as a director of the Company.”

Vote Required for Approval of Proposals 2(a) and 2(b)

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 2a or 2b is required for approval of such Proposal. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF PROPOSAL 2(A) AND 2(B).

Members of the Board of Directors

The names of each member of our Board, the year in which each director was first elected to the Board, the age of each director as of the date hereof and the position held with us of each director are as follows:

Name	Age	Director Since	Position
Non-Executive Directors
Stanley Hirsch, D.Phil.	61	2005	Director, Chairman of the Board; Chairman of Nominating Committee
Rex Bright	78	2014	Director, Chairman of the Compensation Committee
Anthony Bruno	62	2018	Director
Stanley Stern	61	2014	Director, Chairman of the Audit Committee
Anna Kazanchyan, M.D.	50	2014	Director
Aharon Schwartz, Ph.D	76	2014	Director
Sharon Barbari	64	2019	Director
Executive Director
David Domzalski	52	2018	Director, Chief Executive Officer

Regarding the term of office of the directors, according to the Articles, every director shall hold office until the end of the next annual general meeting following the annual general meeting at which he was elected, unless his office is vacated in accordance with the provisions of the Articles. If, at an annual general meeting, no nominees are proposed by either the Board or the shareholders, or if no nominees are elected, the directors then in office shall continue to hold office until the convening of a general meeting at which nominees shall be proposed and elected.

Continuing Directors

The following is a brief biography of each continuing director as of the date hereof, other than the biographies of Mr. Bruno and Ms. Barbari, which were set forth above:

Stanley Hirsch, D.Phil. has served as our director since February 2005 and as chairman of the Board since May 2016. Dr. Hirsch has over 30 years of experience in executive positions, including director of business development for a privately held group of healthcare companies. He has also served as general manager of two diagnostics development companies. Dr. Hirsch has served as Chief Executive Officer of FuturaGene Ltd. and its predecessor company CBD Technologies Ltd., since 1995, and has also held the position of General Manager of Portman Pharmaceutical Industries. Since the acquisition of FuturaGene Plc by Suzano Pulp and Paper, a Brazilian industrial public corporation in July 2010, he has held a position equivalent to a vice president at Suzano. Dr. Hirsch currently serves as chairman of the board of directors of OWC Pharmaceutical Research Corp, a position he has held since July 2017. Dr. Hirsch holds a D. Phil. in Cell Biology and Immunology from Oxford University, England.

Rex Bright has served as our director since September 2014. Mr. Bright is currently retired, but previously held chief executive officer positions in the health care industry for over 20 years. Mr. Bright was the co-founder and Chief Executive Officer of SkinMedica, a specialty pharmaceutical business that was later acquired by Allergan in 2012. Mr. Bright also held executive positions for Johnson & Johnson and GlaxoSmithKline. Mr. Bright previously served as a director of RestorGenex Corporation until 2016 when the company was acquired. Mr. Bright holds a B.A. in Business Administration and Marketing from Drury University.

Stanley Stern has served as our director since September 2014. Mr. Stern has over 30 years of experience as an investment banker, working primarily for Oppenheimer & Co, in a number of positions including head of investment banking. He also worked for STI Ventures, Salomon Brothers and C.E. Unterberg. In 2013, Mr. Stern founded Alnitak Capital Partners, LLC. He currently serves as a director of Audiocodes since December 2012, Ormat Technologies, Inc. since February 2016 and Ekso Bionics Holdings, Inc. since March 2015. He was previously a member of the board of directors of Sodastream International Ltd. from November 2015 to December 2018. Mr. Stern holds a B.A. in Economics and Accounting from City University of New York, Queens College, and an M.B.A. from Harvard University.

Anna Kazanchyan, M.D. has served as our director since December 2014. Dr. Kazanchyan founded Saghmos Therapeutics in September 2016 and serves as its Chief Executive Officer and Chairwoman. She is also the founder and Managing Partner since 2004 of Primary i-Research, LLC. Previously, she was SVP, Business Development and Product Development at Ovid Therapeutics, a company focused on rare neurological disorders. Dr. Kazanchyan was previously Senior Biotechnology Analyst at Wachovia Securities, and was a member of the Biotechnology Equity Research teams at Goldman Sachs and Citigroup. She served as a director of Innovate Biopharmaceuticals from February to June 2018. She received an M.D. from Harvard Medical School and a B.A. in biology, summa cum laude, from Clark University.

Aharon Schwartz, Ph.D. has served as our director since November 2014. Dr. Schwartz retired from Teva Pharmaceutical Industries Ltd. in 2011, where he served in a number of positions of increasing responsibility from 1975 until his retirement, most recently serving as its Vice President, Head of Teva Innovative Ventures from 2008 to 2011. Dr. Schwartz has been the chairman of the board of directors of BiolineRx Ltd. since 2003 and a director of Protalix BioTherapeutics, Inc. since 2015. From January 2013 through November 2017, he served as a director of Alcobra Ltd. Dr. Schwartz received his Ph.D. in organic chemistry in 1978 from the Weizmann Institute of Science, his M.Sc. in organic chemistry from the Technion and his B.Sc. in chemistry and physics from the Hebrew University of Jerusalem. Dr. Schwartz received a second Ph.D. in 2014 from the Hebrew University of Jerusalem in history and philosophy of science.

David Domzalski has served as our Chief Executive Officer since July 2017. Mr. Domzalski has been with us since April 2014, and previously served as the president of our U.S. subsidiary, Foamix Pharmaceuticals Inc. Previously, Mr. Domzalski was the Vice President of Sales and Marketing at LEO Pharm Inc. from 2009 to 2013. On January 1, 2018, Mr. Domzalski was also appointed as a member of our board of directors. Mr. Domzalski holds a B.A. in economics and political science from Muhlenberg College, Allentown, Pennsylvania.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Director Independence

Our Board has determined that all of our directors except for Mr. David Domzalski, our Chief Executive Officer, are independent under Nasdaq rules.

In order for a director to be designated as “independent” under the Nasdaq rules and SEC regulations, he or she must meet the criteria set forth in the Nasdaq rules and may not have a material relationship with the Company that would impair his or her independence, such as, inter alia, a commercial, consulting, legal, accounting or familial relationships. However, ownership of a significant amount of shares or affiliation with a major shareholder should not, in and of itself, preclude the Board from determining that a director is independent.

Board Committees

We are required to comply with the Nasdaq rules, SEC regulations and the Companies Law regarding the composition of our Board committees. Each committee of the Board that exercises the power of the Board must include only members of the Board.

The composition and functions of our established committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Composition and quorum

Under the Nasdaq rules and SEC regulations, we are required to maintain an Audit Committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise and would qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Act of 1934.

Our Audit Committee consists of Dr. Stanley Stern, who also serves as chairman of the committee, Mr. Rex Bright, Dr. Dalia Megiddo (who will continue to serve as a member of our board of directors until the Meeting) and Ms. Sharon Barbari. The Board has determined that each of the members of our Audit Committee is an independent director in accordance with SEC regulations and satisfies the independent director requirements under the Nasdaq rules. All designated members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and SEC regulations. Our Board has determined that Ms. Barbari is an “audit committee financial expert,” as such term is defined under applicable SEC rules.

Roles, responsibilities and procedures

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

      Our Board has adopted an Audit Committee charter setting forth the responsibilities of the Audit Committee consistent with the applicable rules and regulations of the SEC and Nasdaq, as well as the requirements for such committee under the Companies Law, including (a) oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Israeli law; (b) recommending the engagement or termination of our internal auditor; (c) recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board; (d) identifying deficiencies in the business management practices of our Company, including, inter alia, in consultation with our internal auditor or the independent auditor, and making recommendations to the Board as to how to correct such practices; (e) reviewing and considering the approval of related party transactions; (f) determining whether related party transactions are extraordinary or material under the Companies Law, including transactions in which an office holder has a “personal interest”, under the Companies Law, and whether to approve such transactions; (g) establishing the approval process for certain transactions with a controlling shareholder or in which the controlling shareholder has a “personal interest”; (h) examining and approving the working plan of the internal auditor, subject to any modifications in its discretion; (i) examining our internal audit controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to fulfill his or her responsibilities; (j) examining the scope of our auditor’s work and compensation and submitting its recommendations with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; (k) establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees; and (l) reviewing the our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations. A copy of the Audit Committee Charter is available on our website at www.foamix.com.

A “personal interest” under the Companies Law includes an interest of any person in an action or transaction of a company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of such person’s spouse, sibling, parent, grandparent, descendant, spouse’s descendant, sibling or parent or the spouse of any of such persons, and the personal interest of any entity in which such person or one of the aforementioned relatives of such person serves as a director or Chief Executive Officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the Chief Executive Officer. Further, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote.

Under the Companies Law, an extraordinary transaction is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Our Audit Committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee’s members are present, which majority consists of independent directors.

Compensation Committee

Composition and quorum

We have a Compensation Committee, the members of which are Mr. Rex Bright, who also serves as chairman of the committee, Mr. Anthony Bruno, Mr. Stanley Stern and Ms. Anna Kazanchyan. Each member of our Compensation Committee is independent under Nasdaq rules.

Roles, responsibilities and procedures

Our Board has  adopted a charter setting forth the Compensation Committee’s  roles and responsibilities, which include (a) recommending a compensation policy regarding the terms of engagement of office holders, which is recommended to the Board for approval and subsequently to shareholders for their approval, in accordance with the Companies Law, and reviewing such policy from time to time, (b) recommending to the Board periodic updates to the compensation policy and whether the compensation policy should continue in effect every three years; (c) assessing the implementation of the compensation policy; (d) reviewing and approving the granting of options, restricted share units, or RSUs, and other incentive awards to the extent such authority is delegated by the Board; (e) reviewing, evaluating and making recommendations regarding the compensation and benefits for non-executive directors, (f) determining whether to approve and recommend to the Board and shareholders to approve transactions with office holders relating to their terms of compensation, as required under the Companies Law, (g) determining whether changes to the compensation terms of the Chief Executive Officer of the Company are material and if the changes are required to be brought to the shareholders for approval, (h) overseeing compliance reporting requirements of the SEC, (i) determining whether to recommend to the Board to adopt a share ownership policy for directors and executive officers, and (j) performing such other activities as may be required.

A copy of the Compensation Committee Charter is available on our website at www.foamix.com.

Under the Companies Law, the compensation policy must be adopted by the Board after considering the recommendations of the Compensation Committee and needs to be further brought before the company’s shareholders for approval by a Special Majority.

The compensation policy must serve as the basis for decisions concerning the terms of employment or engagement of office holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the Company’s objectives, the Company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders. It must also consider, inter alia, the Company’s risk management, size and the nature of its operations.

The compensation policy must furthermore consider additional factors, as follows: (a) the knowledge, skills, expertise and accomplishments of the relevant office holder; (b) the office holder’s roles and responsibilities and prior compensation agreements with him or her; (c) the ratio between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies; (d) the impact of disparities in salary upon work relationships in the company; (e) the possibility of reducing variable compensation at the discretion of the Board; (f) as to variable compensation, the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the office holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances of termination of services.

The compensation policy must also include the following principles: (a) the link between variable compensation and long-term performance and measurable criteria; (b) the ratio between variable and fixed compensation, and the ceiling for the value of variable compensation; (c) the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (d) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (e) maximum limits for severance.

Under the Companies Law, every three years we are required to re-obtain the approval of our Compensation Committee, Board and shareholders for either the continuation of our existing compensation policy or adoption of a new compensation policy. Our compensation policy, or the Amended Compensation Policy, was last approved by our shareholders on May 8, 2018, after having been recommended by our Compensation Committee and approved by our Board, and will therefore need to be either re-approved, amended, or replaced by a new policy in 2021.

Our Compensation Committee may conduct or authorize investigations into, or studies of, matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel or other advisor in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains, at the expense of the Company. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in Nasdaq rules and any other factors that the committee deems relevant.

In determining the compensation of our Chief Executive Officer and other executive officers, as well as its directors and chairman of the Board for 2018, including bonus amounts and performance criteria, the Compensation Committee retained the services of a compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, to conduct a comparative survey of the compensation of such office holders. The survey examined the publicly-reported cash and equity compensation of Chief Executive Officer and other executive officers, board members and chairs of the board of 21 comparable U.S. and Israeli pharmaceutical and biotechnology companies.

Based on this survey, the Compensation Committee set the cash compensation and cash bonuses of our Chief Executive Officer and each of our other executive officers, and the cash compensation of our directors and Chairman of the Board, within the range of compensation of similarly-situated officer holders, with the specific compensation for each office holder varying across such range in accordance with the committee’s evaluation of his or her individual performance.

FW Cook did not perform any services for us other than services for the Compensation Committee. After review and consultation with FW Cook, the Compensation Committee determined that there was no conflict of interest resulting from retaining the consultant in fiscal year 2018.

Nominating and Corporate Governance Committee

Our Board has adopted a Nominating and Corporate Governance Committee Charter that sets forth the responsibilities of the Nominating and Governance Committee consistent with the rules and regulations of the SEC and Nasdaq, including (a) assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by shareholders or others, (b) establishing procedures to be followed by shareholders in submitting recommendations for Board candidates, if appropriate, (c) reviewing the background and qualifications of individuals being considered as director candidates, while considering the candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board, (d) recommending the Board nominees for election by shareholders or appointment by the Board, as the case may be, in a manner consistent with the criteria for selecting directors, as established by the Board from time to time, (e) reviewing the suitability for continued service as a director of each Board member, when the term of service of the director expires, and when the director has a change in status (including, but not limited to, an employment change) and recommending whether or not the director should be re-nominated, (f) making recommendations to the Board regarding the size and composition of each committee; and (g) overseeing the performance of the Board as a whole.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.foamix.com.

Our Nominating and Corporate Governance Committee consists of Dr. Stanley Hirsch, who also serves as chairman of the committee, along with Mr. Stanley Stern and Mr. Rex Bright. Each of the members of our Nominating and Corporate Governance Committee is independent under the Nasdaq rules.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. When considering director candidates, the Nominating and Corporate Governance Committee will also generally consider all other relevant qualifications of the candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the Board candidates will be independent for purposes of the Nasdaq rules, as well as the current needs of the Board and the Company.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

In addition, while the Nominating and Corporate Governance Committee does not have a formal policy on director diversity, our independent directors will take into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to the Board having an appropriate range of expertise, talents, experiences and viewpoints. Our Nominating and Corporate Governance Committee will consider diversity criteria in view of the needs of the Board as a whole when making decisions on director nominations. In the case of incumbent directors who have stepped down or whose terms of office are set to expire, the committee will also review, prior to nominating such directors for another term, such directors’ overall service to the Company during their term. The committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. We may, from time to time, engage an executive search firm to assist our Nominating and Corporate Governance Committee in identifying and recruiting potential candidates for membership on the Board.

Board and Committee Meeting Attendance

The Board held a total of seven meetings in 2018, not including written resolutions that were passed with unanimous consent. The Audit Committee held a total of five meetings during 2018, the Compensation Committee held a total of five meetings in 2018 and the Nominating and Corporate Governance Committee held a total of four meetings in 2018. During 2018, each of our directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and of the committees on which he or she served. It is the Company’s policy to invite directors and nominees for director to attend our annual general meeting. Our 2018 Annual General Meeting was attended by Dr. Stanley Hirsch, chairman of the Board, who also presided as chairman of the meeting, and all of the Company’s other directors then-serving on the Board, with the exception of Ms. Anna Kazanchyan, who could not attend.

Board Leadership Structure

Our Board believes it is in the best interest of the Company to make the determination regarding the separation of the roles of Chief Executive Officer and Chairman of the Board based on varied considerations, including the position and direction of the Company and the membership of the Board at any given time. Our Board has determined that having Mr. David Domzalski serve as Chief Executive Officer and Dr. Stanley Hirsch serve as Chairman of the Board is in the best interest of the Company’s shareholders at this time. This structure permits Mr. Domzalski to manage our day-to-day operations and Dr. Hirsch to oversee the Board’s activities.

Risk Oversight

The Board oversees our risk exposure and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk-oversight role, the Board reviews annually our strategic plan, which includes an assessment of potential risks we are facing. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. In addition, in setting compensation, the Compensation Committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with our business strategy. Each committee regularly reports to the full Board. In addition, key members of management, including the Chief Executive Officer, Chief Financial Officer and General Counsel, report regularly to the Board regarding the Company’s compliance with applicable laws and the Company’s financial, operational and regulatory controls. In addition, the Board regularly reviews the Company’s relevant corporate policies and procedures.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officers, or other persons performing similar functions, which is a “code of ethics” as defined in Item 406 of Regulation S-K. The full text of the Code of Business Conduct and Ethics is available on our website at www.foamix.com. Information contained on our website or that can be accessed through the website does not constitute a part of this report and is not incorporated by reference herein. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code of ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC. Under Item 10 of Form 10-K, if a waiver or amendment of the Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406 of Regulation S-K, we are required to disclose such waiver or amendment on our website.

Communications with the Board of Directors

We provide a process for shareholders to send communications to our Board, any committee of the Board or any individual director, including non-executive directors. Shareholders may communicate with our Board by writing to: Foamix Pharmaceuticals Ltd., Board of Directors, 2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel. The corporate secretary will forward correspondence to our Board, one of the committees of our Board or an individual director, as the case may be, or, if the secretary determines in accordance with his/her best judgment that the matter can be addressed by management, then to the appropriate executive officer.

Director Compensation

Cash Compensation

Consistent with our Amended Compensation Policy, each of our non-executive directors (excluding our Chairman who received compensation as described below), comprising all our directors other than Mr. David Domzalski, received the following cash compensation for the year ended December 31, 2018:

•	a fixed annual payment of $33,000;

•
a per-meeting payment of $1,000 for each Board or committee meeting attended in person by the director, a $600 per-meeting payment for meetings held by teleconference or other means of communication, and $500 per each written resolution; and

Directors also receive reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the board in accordance with our travel and expense policy.

Equity Compensation

In addition to cash compensation, each non-executive director, other than our chairman who receives separate compensation arrangements as described further below, is eligible to receive options and/or restricted share unit awards under our 2015 Plan. In 2018, each of our non-executive directors other than Dr. Hirsch received an equity grant with a fair market value on the date of grant equal to $75,000 in either options or restricted share units, at the director’s election.

As required by the 2015 Plan, the options awarded to our non-executive directors, including Dr. Hirsch, were granted at an exercise price equal to the average market price of our ordinary shares during the 30 days preceding the grant date. Options granted were subject to a 12-month vesting period, with the options vesting ratably in equal quarterly installments. Restricted share units granted were subject to a three-year vesting period vesting ratably in equal yearly installments. The vesting of each tranche of restricted share units or options was conditioned upon the respective director still serving as a director or an executive officer at that time.

Chairman Compensation Arrangements

In 2018, our chairman, Dr. Stanley Hirsch, was paid compensation of $150,000 for his services and was further awarded options with a fair market value on the date of grant equal to $150,000 (equal to 49,766 options) subject to the terms of the 2015 Plan.

Executive Director Compensation

  Mr. David Domzalski, our Chief Executive Officer, does not receive any compensation in his capacity as a member of the Board.

  Director Compensation Table

  The compensation paid to our non-executive directors in 2018 was as follows:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(4)(5)	Option Awards ($)(4)(5)	Total ($)
Stanley Hirsch	150,000	-	150,000	300,000
Rex Bright	46,400	-	75,000	121,400
Anthony Bruno(1)	5,725	-	-	5,725
Anna Kazanchyan	42,600	75,000	-	117,600
Dalia Megiddo(2)	40,600	-	75,000	115,600
Darrell Rigel(3)	40,200	-	75,000	115,200
Aharon Schwartz	40,000	-	75,000	115,000
Stanley Stern	45,800	-	75,000	120,800
_______________________

(1) Anthony Bruno was appointed as a member of our board of directors effective November 14, 2018.

(2) On February 28, 2019, Dr. Megiddo submitted her resignation from the Board, effective on the date of the Meeting.

(3) Darrell Rigel served as a director until his resignation on November 14, 2018.

(4) The value in this column represents the aggregate grant date fair value of our option awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the calculation of these amounts, see Note 9 to our audited financial statements.

(5) The following table below shows the aggregate number of restricted share unit awards and option awards outstanding for each of our non-executive directors as of December 31, 2018:

Name	Share Awards (#)	Option Awards (#)
Stanley Hirsch	4,042	158,919
Rex Bright	-	73,509
Anthony Bruno	-	-
Anna Kazanchyan	22,911	11,000
Dalia Megiddo	-	70,318
Darrell Rigel	-	73,509
Aharon Schwartz	-	70,318
Stanley Stern	-	73,509

PROPOSALS 3(A) AND 3(B) - APPROVALS OF CERTAIN RETIREMENT PAYMENTS AND BENEFITS
FOR DR. DARRELL RIGEL AND DR. DALIA MEGIDDO

Background

Dr. Darrell Rigel

On November 14, 2018, Dr. Darrell Rigel resigned from our Board. Dr. Rigel had served on our Board since September 2014.

In appreciation for his many years of service as a member of our Board, and in light of his invaluable contributions to the Company, the Board (following the recommendation of each of the Nominating and Corporate Governance Committee and the Compensation Committees) determined to grant Dr. Rigel, subject to shareholder approval: (i) a one-time, cash retirement payment of $50,000 (approximately $1,000 for each month of service as a director), (ii) a waiver from any continued service requirements related to the vesting and expiration of Dr. Rigel’s outstanding options to purchase ordinary shares in the Company, and (iii) the annual director equity incentive compensation payable for his 2018 service as a director, even though Dr. Rigel resigned from the Board approximately one month prior to the end of the year. As of February 1, 2019, Dr. Rigel owns unvested options to purchase 25,949 of the Company’s ordinary shares.

Dr. Dalia Megiddo

On February 28, 2019, Dr. Dalia Megiddo resigned from our Board. Her resignation will become effective on the date of the Meeting. Dr. Megiddo will have served on our Board from May 16, 2016 until the date of the Meeting.

In appreciation for her years of service as a member of our Board, and in light of her invaluable contributions to the Company, the Board (following the recommendations of each of the Nominating and Corporate Governance Committee and the Compensation Committees) determined to provide Dr. Megiddo, subject to shareholder approval: (i)  a one-time, cash retirement payment of $36,000 (approximately $1,000 for each month of service as a director) and (ii) a waiver from any continued service requirements related to the vesting and expiration of Dr. Megiddo’s outstanding options to purchase ordinary shares in the Company. As of February 1, 2019, Dr. Megiddo owns unvested options to purchase 33,837 of the Company’s ordinary shares.

Proposed Resolutions

We are proposing that our shareholders adopt the following resolutions at the Meeting:

“RESOLVED, (a) to approve for Dr. Darrell Rigel: (i) a one-time, cash retirement payment of $50,000 (approximately $1,000 for each month of service as a director), (ii) a waiver from any continued service requirements related to the vesting and expiration of Dr. Rigel’s outstanding options to purchase ordinary shares in the Company, and (iii) an award of director equity compensation up options or RSUs up to $75,000 for Dr. Rigel’s 2018 service as a director, even though Dr. Rigel resigned from the Board approximately one month prior to the end of the year, and

RESOLVED FURTHER, (b) to approve for Dr. Dalia Megiddo: (i) a one-time, a cash retirement payment of $36,000 (approximately $1,000 for each month of service as a director) and (ii) a waiver from any continued service requirements related to the vesting and expiration of Dr. Megiddo’s outstanding options to purchase ordinary shares in the Company.”

Vote Required for Approval of Proposals 3(a) and 3(b)

Pursuant to the Companies Law, payments and benefits to a director for service as a Board member is subject to approval by the shareholders.  Therefore, the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on each Proposal is required. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

In addition, where such payments or benefits deviate from the Company’s approved compensation policy, as in the case at hand, the shareholders’ approval with respect to each of the Proposals is required to be obtained by a Special Majority, which requires that either: (i) the Proposal is approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and who voted against the Proposal does not exceed two percent (2%) of the aggregate voting rights in the Company.  For further information on the definition of “controlling shareholder” and “personal interest”, see “Questions and Answers about the 2019 Annual General Meeting of Shareholders – How many votes are required for approval of each of the proposals?”

As part of the Special Majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of the Proposal. If you do not confirm that you do not have personal interest in the proposal, your proxy will not be voted on Proposals 3(a) or 3(b).

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” EACH OF PROPOSALS 3(A) AND (B).

PROPOSAL 4 - APPROVAL OF THE COMPANY’S 2019 EQUITY INCENTIVE PLAN

We are requesting shareholder approval of the Company’s 2019 Equity Incentive Plan, or the 2019 EIP. Since our inception, equity compensation has been an important component of total compensation at the Company because it is effective at getting managers, employees and directors to think and act like owners. To support our growing needs, we wish to continue to attract new talent and to retain our best performers, as well as our directors. On February 28, 2019, the Board approved the 2019 EIP, subject to approval by our shareholders. If approved, the 2019 EIP will replace our 2015 Israeli Share Incentive Plan, or the 2015 Plan.

We are requesting approval of the 2019 EIP because there are limited remaining shares available for issuance under our existing 2015 Plan. In addition, as we increase our activities and employee headcount in the United States, we wish to add features to our plan that will bring it closer in line with the equity incentive plans of other U.S. domestic issuers by adding more flexibility to the types of awards that may be granted, and to ensure that our equity compensation practices are consistent with corporate governance best practices, as further described below. Meanwhile, the 2019 EIP maintains the same tax-favorable and other features that are in our 2015 Israeli Share Incentive Plan, as required, for our Israeli employees, consultants and directors. Pursuant to the Companies Law, any awards granted under our 2019 EIP will also be governed by our Amended Compensation Policy, as approved by our shareholders in 2018, which includes specific provisions regarding the compensation of our executive officers and directors. For a description of our compensation policy, please see “Current Compensation Policy” below.

Why the Board of Directors Believes You Should Vote to Approve the 2019 Equity Incentive Plan

Limited shares available for issuance under existing equity compensation plans. As of February 15, 2019, the remaining pool of shares available for grant under the 2015 Plan was 510,594, and our outstanding equity award information under all equity compensation plans was as follows:

Number of Shares as of February 15, 2019
Shares Available in 2015 Plan	510,594
Options Outstanding (with a weighted average exercise price of $6.02 and a weighted average term to expiration of 7.4 years) under Prior Plans (as defined below)	4,842,005
Full-Value Awards Outstanding under Prior Plans	627,955
Proposed Shares Available for Future Awards under the 2019 EIP	6,000,000

The Company has demonstrated commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. Our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years was 3.18%. The Company’s dilution level or “overhang” (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) at the end of fiscal year 2018 was 10.6%.

The Company is continuing to rapidly grow in response to its development activities and stage of growth. We anticipate the need to hire new employees and also to incentivize existing employees and other plan participants to properly commercialize our product candidates. We believe that our shareholders’ long-term interests are best served by equity compensation awards designed to achieve these goals.

Key Plan Features Representing Corporate Governance Best Practices

The 2019 EIP includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•
Repricing is not allowed. The 2019 EIP prohibits the repricing of outstanding share options and share appreciation rights and the cancellation of any outstanding share options or share appreciation rights that have an exercise or strike price greater than the then-current fair market value of our shares in exchange for cash or other share awards under the 2019 EIP without prior shareholder approval.

•
Restrictions on payment of dividends and dividend equivalents. The 2019 EIP provides that dividends and dividend equivalents shall not be paid in respect of shares covered by a share award until such shares vest.

•
No liberal share recycling. The 2019 EIP does not provide for “liberal” share recycling. For example, shares withheld on net exercises of options, shares withheld to meet tax obligations and shares repurchased by the Company using share option proceeds do not return to the plan to be granted pursuant to future awards.

•
Awards subject to potential forfeiture/clawback. Awards granted under the 2019 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•
No liberal change in control definition. The change in control definition in the 2019 EIP (referred to in the 2019 EIP as a “transaction”) is not a “liberal” definition (for example, it does not provide for a change in control upon merely the signing of a definitive change in control agreement). A change in control transaction must actually occur in order for the change in control provisions in the 2019 EIP to be triggered.

•
No discounted share options or share appreciation rights. All share options and share appreciation rights granted under the 2019 EIP must have an exercise or strike price equal to or greater than the fair market value of our shares on the date the share option or share appreciation right is granted.

•
Material amendments require shareholder approval. Consistent with Nasdaq rules, the 2019 EIP requires shareholder approval of any material revisions to the 2019 EIP. In addition, certain other amendments to the 2019 EIP require shareholder approval.

•
Limit on non-employee director aggregate compensation. The maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any one calendar will be subject to the limitations of the Company’s shareholder-approved compensation policy. Under the Companies Act, our compensation policy is required to be re-approved once every three years, and any material amendments must also be approved.

Shareholder Approval

If this Proposal 4 is approved by our shareholders, the 2019 EIP will become effective as of the date of the Annual Meeting, April 10, 2019, or the Effective Date.  In the event that our shareholders do not approve this Proposal 4, the 2019 EIP will not become effective and the 2015 Plan will continue to be effective in accordance with its terms.

Description of the 2019 EIP

The material features of the 2019 EIP are described below. The following description of the 2019 EIP is a summary only and is qualified in its entirety by reference to the complete text of the 2019 EIP. Shareholders are urged to read the actual text of the 2019 EIP in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

The 2019 EIP is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our Company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our shares.

Types of Awards

The terms of the 2019 EIP provide for the grant of incentive share options, non-statutory share options, share appreciation rights, restricted share awards, RSU awards, other share awards, and performance awards that may be settled in cash, shares, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the total number of shares that may be issued under the 2019 EIP will not exceed (i) 6,000,000 new shares, plus (ii) the number of shares subject to the 2015 Plan’s available reserve, plus (iii) the maximum number of shares that are subject to outstanding share awards granted under the 2015 Plan and the Company’s 2009 Israeli Share Incentive Plan (collectively with the 2015 Plan, the Prior Plans) as of the Effective Date that subsequently (a) expire or terminate for any reason prior to exercise or settlement, or (b) are forfeited because of the failure to meet a contingency or condition required to vest such shares (Returning Shares) and that would, in either case, have returned to the share reserve under the Prior Plans pursuant to the terms of the Prior Plans. Please see above for information on shares available for grant under the 2015 Plan and shares subject to outstanding awards under the Prior Plans.

The following shares will become available again for issuance under the 2019 EIP: (A) any shares subject to a share award that are not issued because the share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (B) any shares issued pursuant to a share award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

The following shares will not become available again for issuance under the 2019 EIP: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a share award granted under the 2019 EIP or a share award granted under the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”); (B) any shares that are reacquired or withheld (or not issued) by or otherwise tendered or remitted to the Company to satisfy a tax withholding obligation in connection with a Share Award granted under the Plan or a share award granted under the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a share award granted under the 2019 EIP or a share award granted under the Prior Plans; and (D) in the event that a share appreciation right granted under the 2019 EIP or a share appreciation right granted under the Prior Plans is settled in shares, the gross number of shares subject to such award.

The closing price of our shares as reported on Nasdaq on February 15, 2019 was $3.59 per share.

Eligibility

All of our (including our affiliate’s) approximately 81 employees, 7 non-employee directors and 10 consultants as of December 31, 2018 are eligible to participate in the 2019 EIP and may receive all types of awards other than incentive share options. Incentive share options may be granted under the 2019 EIP only to our employees (including officers) and employees of our affiliate.

The terms and conditions of the 2019 EIP may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an annex, subject to the approval of the Plan Administrator.

Non-Employee Director Compensation Limit

Under the 2019 EIP, the maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any one calendar year (beginning with the 2018 calendar year) may not exceed the amounts set forth in the Company’s compensation policy, and as approved by our shareholders.  Under the Companies Law, compensation paid to a director must comply with our compensation policy. In addition, any specific amounts paid to a director must be approved by our shareholders. For a description of the compensation currently payable to a director, please see “Structure and Practices of the Board of Directors” in Proposal 2.

Administration

The 2019 EIP will be administered by our Board, which may in turn delegate authority to administer the 2019 EIP to a committee that is made up of one or more directors. The Board and the committee are each considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the 2019 EIP, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 EIP, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a share award and the exercise or strike price of share options and share appreciation rights granted under the 2019 EIP.

Repricing; Cancellation and Re-Grant of Share Awards

Under the 2019 EIP, the Plan Administrator does not have the authority to reprice any outstanding share option or share appreciation right by reducing the exercise or strike price of the share option or share appreciation right or to cancel any outstanding share option or share appreciation right that has an exercise or strike price greater than the then-current fair market value of our ordinary shares in exchange for cash or other share awards without obtaining the approval of our shareholders. Such approval must be obtained within 12 months prior to such an event.

Share Options

Share options may be granted under the 2019 EIP pursuant to share option agreements. The 2019 EIP permits the grant of share options that are intended to qualify as incentive share options, or ISOs, and non-statutory share options, or NSOs.

The exercise price of a share option granted under the 2019 EIP may not be less than 100% of the fair market value of the shares subject to the share option on the date of grant and, in some cases (see “Limitations on Incentive Share Options” below), may not be less than 110% of such fair market value.

The term of share options granted under the 2019 EIP may not exceed ten years and, in some cases (see “Limitations on Incentive Share Options” below), may not exceed five years. Except as otherwise provided in a participant’s share option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested share options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s share option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested share options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s share option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2019 EIP), all share options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any share option from and after such termination date. Except as otherwise provided in a participant’s share option agreement or other written agreement with us or one of our affiliates, the term of a share option may be extended if the exercise of the share option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any share received upon exercise of the share option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a share option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our shares pursuant to the exercise of a share option under the 2019 EIP will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of our shares (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Share options granted under the 2019 EIP may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the share option agreement. Shares covered by different share options granted under the 2019 EIP may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of share options granted under the 2019 EIP in its discretion, provided that in no event may share options be transferred to a third-party financial institution. Generally, a participant may not transfer a share option granted under the 2019 EIP other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a share option in a manner that is not prohibited by applicable tax and securities laws, subject to tax withholding requirements. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the share option following the participant’s death.

Limitations on Incentive Share Options

The aggregate fair market value, determined at the time of grant, of shares with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our share plans may not exceed $100,000. The share options or portions of share options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the shares subject to the ISO on the date of grant; and
•	the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2019 EIP is 11,980,554 shares.

Share Appreciation Rights

Share appreciation rights may be granted under the 2019 EIP pursuant to share appreciation right agreements. Each share appreciation right is denominated in share equivalents. The strike price of each share appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the shares subject to the share appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of share appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a share appreciation right may be paid in shares, in cash, in a combination of cash and shares, or in any other form of consideration determined by the Plan Administrator and set forth in the share appreciation right agreement. Share appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as share options under the 2019 EIP.

Restricted Share Awards

Restricted share awards may be granted under the 2019 EIP pursuant to restricted share award agreements. A restricted share award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares acquired under a restricted share award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares under a restricted share award may be transferred only upon such terms and conditions as are set forth in the restricted share award agreement. A restricted share award agreement may provide that any dividends paid on a restricted share will be subject to the same vesting conditions as apply to the shares subject to the restricted share award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted share awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Share Unit Awards

RSU awards may be granted under the 2019 EIP pursuant to RSU award agreements. An RSU award may be settled by the delivery of shares, in cash, in a combination of cash and shares, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.

Dividend equivalents may be credited in respect of shares covered by an RSU award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU award. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or our affiliate, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2019 EIP allows us to grant performance share and cash awards.  A performance share award is a share award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance share award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance share award agreement, the Plan Administrator may determine that cash may be used in payment of performance share awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the 2019 EIP will be based on any one or more of the performance criteria set forth in the 2019 EIP.  Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as set forth in the 2019 EIP.  In addition, our Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Share Awards

Other forms of share awards valued in whole or in part by reference to, or otherwise based on, our shares may be granted either alone or in addition to other share awards under the 2019 EIP. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other share awards will be granted, the number of shares to be granted and all other terms and conditions of such other share awards.

Clawback Policy

Awards granted under the 2019 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 EIP; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of share subject to outstanding share awards.

Corporate Transaction

In the event of a transaction (as defined in the 2019 EIP), the Plan Administrator may take one or more of the following actions with respect to share awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the share award, in any other written agreement between us or our affiliate and the participant or in our compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the share award:

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the share award or to substitute a similar share award for the share award (including an award to acquire the same consideration paid to our shareholders pursuant to the corporate transaction);

•
arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our shares issued pursuant to the share award to the surviving or acquiring corporation (or its parent company);

•
accelerate the vesting (and, if applicable, the exercisability), in whole or in part, of the share award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the share award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the share award;
•
cancel or arrange for the cancellation of the share award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•
make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the per share amount payable to holders of shares in connection with the transaction, over (B) any per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of shares.

The Plan Administrator is not required to take the same action with respect to all share awards or portions of share awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a share award.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the 2019 EIP at any time. However, except as otherwise provided in the 2019 EIP or an award agreement, no amendment or termination of the 2019 EIP may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain shareholder approval of any amendment to the 2019 EIP as required by applicable law and listing requirements. No ISOs may be granted under the 2019 EIP after the tenth anniversary of the date the 2019 EIP was adopted by our Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the 2019 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of share acquired the 2019 EIP. The 2019 EIP is not qualified under the provisions of Section 401(a) of Internal Revenue Code of 1986, as amended, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Share Options

Generally, there is no taxation upon the grant of an NSO if the share option is granted with an exercise price equal to the fair market value of the underlying share on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying share on the date of exercise of the share option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Share Options

The 2019 EIP provides for the grant of share options that are intended to qualify as “incentive share options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the share option was granted and more than one year from the date the share option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the share option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the share option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the share option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of share acquired upon exercise of an ISO exceeds the exercise price of the share option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the share option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant

Restricted Share Awards

Generally, the recipient of a restricted share award will recognize ordinary income at the time the share is received equal to the excess, if any, of the fair market value of the share received over any amount paid by the recipient in exchange for the share. If, however, the share is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the share), the recipient generally will not recognize income until the share becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the share on the date it becomes vested over any amount paid by the recipient in exchange for the share. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the share award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the share on the date the award is granted over any amount paid by the recipient for the share. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share award.

Restricted Share Unit Awards

Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the share is delivered equal to the excess, if any, of the fair market value of the share received over any amount paid by the recipient in exchange for the share. To comply with the requirements of Section 409A of the Code, the share subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Share Appreciation Rights

Generally, if a share appreciation right is granted with an exercise price equal to the fair market value of the underlying share on the grant date, the recipient will recognize ordinary income equal to the fair market value of the share or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the share appreciation right.

New Plan Benefits

All awards under the 2019 EIP are made in the discretion of the Plan Administrator, and no Awards have been granted under the 2019 EIP subject to shareholder approval of this Proposal 4. Therefore, the benefits and amounts that will be received or allocated under the 2019 EIP are not determinable at this time. Certain past equity grants to our named executive officers, and our current compensation policy for officers and directors, are discussed below.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by shareholders	-	-		-
Equity compensation plans not approved by shareholders(3)	4,812,800	5.68	(2)	1,179,346
Total	4,812,800	5.68		1,179,346
___________________________

(1) Excluding the shares reflected in the column titled “Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights”.

(2) Including restricted share unit awards with an exercise price of $0.

(3) For a description of the material features of our equity compensation plans not approved by shareholders, see “Executive Compensation—2009 Israeli Share Option Plan” and “—2015 Israeli Share Incentive Plan.”

Proposed Resolution

We are proposing that our shareholders adopt the following resolution at the Meeting:

“RESOLVED, to approve the Company’s 2019 Equity Incentive Plan.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 4 is required for approval. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5 - APPROVAL OF THE COMPANY’S 2019 EMPLOYEE STOCK PURCHASE PLAN

We are requesting shareholder approval of the Company’s 2019 Employee Share Purchase Plan, or the 2019 ESPP. Since our inception, equity compensation has been an important component of total compensation at the Company because it is effective at getting employees to think and act like owners. To support our growing needs, we wish to continue to attract new talent and to retain our best performers. On February 28, 2019, the Board approved the 2019 ESPP, subject to approval by our shareholders.

We requesting approval of the 2019 ESPP because as we increase our activities and employee headcount in the United States, we wish to add compensation plans that will bring our overall offerings closer in line with the equity incentive plans of other U.S. domestic issuers.  We believe that the 2019 ESPP will provide a convenient means for our employees to purchase our stock and that it will be viewed as desirable by employees and potential employees.

If this Proposal 5 is approved by our shareholders, the 2019 ESPP will become effective as of the date of the Annual Meeting. In the event that our shareholders do not approve this Proposal 5, the 2019 ESPP will not become effective.

Forecasted Utilization Rates and Dilution

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. Our Compensation Committee carefully monitors our annual burn rate, dilution, and equity expense to maximize shareholders’ value by granting only what it considers to be an appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

We cannot determine at this time the amount of options granted under the 2019 ESPP or purchases, or the potential value of such options or purchases to participants, as the election to participate and the amount of any purchases under the 2019 ESPP will be determined by the individual employees in their sole discretion; however, all participants are subject to the purchase limitations set forth in the 2019 ESPP. Under the terms of the proposed 2019 ESPP and applicable law, the fair market value of shares purchased by an individual participant in the 2019 ESPP may not exceed $25,000 in any calendar year.

Purpose; General

      The following description of the 2019 ESPP is a summary only and is qualified in its entirety by reference to the complete text of the 2019 ESPP. Shareholders are urged to read the actual text of the 2019 EIP in its entirety, which is attached to this proxy statement as Appendix B.

The purpose of the 2019 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase shares granted under the 2019 ESPP are generally intended to qualify as options issued under an “employee share purchase plan,” as that term is defined in Section 423(b) of the Code. However, the Board may adopt such rules, procedures and sub-plans relating to the operation and administration of the 2019 ESPP as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the 2019 ESPP by employees who are foreign nationals or employed or located outside the United States.

Administration

Our Board has the power to administer the 2019 ESPP and construe and interpret both the 2019 ESPP and the rights granted under it. Pursuant to its authority under the Plan, the Board has delegated its powers under the 2019 ESPP to the Compensation Committee. As used herein with respect to the 2019 ESPP, the “Board” refers both to our Board, the Compensation Committee, and any other committee to which the Board may delegate authority in the future.

Our Board has the power, subject to the provisions of the 2019 ESPP, to determine when and how rights to purchase shares will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our subsidiaries will be eligible to participate in the 2019 ESPP.

Share Subject to the 2019 ESPP

Subject to approval of this Proposal 5, an aggregate of 5,400,000ordinary shares has been initially reserved for issuance under the 2019 ESPP. If purchase rights granted under the 2019 ESPP terminate without being exercised, the shares not purchased under such rights again become available for purchase under the 2019 ESPP. The shares purchasable under the 2019 ESPP will be shares of authorized but unissued or reacquired shares, including shares that may be repurchased by us on the open market. The closing price of our shares as reported on Nasdaq on February 15, 2019 was $3.59 per share.

Offerings

The 2019 ESPP is implemented by offerings of rights to all eligible employees from time to time. Our Board determines the terms and conditions of offerings. The maximum length for an offering under the 2019 ESPP is twenty-seven (27) months. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of shares, subject to certain limitations (which are described further below under “Eligibility”).

Eligibility

Employees of the Company and any parent or subsidiary incorporated in the United States (or incorporated outside the United States but designated as a participating entity) are generally eligible to participate in the 2019 ESPP (in the case of a parent or subsidiary, if so designated). It is anticipated that employees of our U.S. subsidiaries will be designated to participate in the 2019 ESPP. If the 2019 ESPP is approved by our shareholders, approximately 81 of our employees will initially be eligible to participate in the 2019 ESPP.

Our Board has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the 2019 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, share possessing 5% or more of the total combined voting power or value of all classes of share or of any parent or subsidiary of ours. In addition, no employee may purchase more than $25,000 worth of shares (determined based on the fair market value of the shares at the time such rights are granted) under all employee share purchase plans in any calendar year.

Participation in the 2019 ESPP

Eligible employees will generally enroll in the 2019 ESPP by delivering to us, prior to the date selected by our Board as the offering date for the applicable offering, an agreement authorizing payroll deductions. It is anticipated that such payroll deductions are limited to 15% of an employee’s base salary or base wages earned during the offering together with amounts elected to be deferred by the participant under a 401(k) plan or other deferred compensation plan.

Purchase Price

The purchase price per share at which shares are sold in an offering under the 2019 ESPP may not be less than the lower of (i) 85% of the fair market value of a share on the first day of the offering period or (ii) 85% of the fair market value of a share on the purchase date (i.e., the last day of the applicable purchase period). If the scheduled purchase date is not a trading day, the purchase will occur on the immediately preceding trading day.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the 2019 ESPP and deposited with our general funds.

Purchase of Shares

In connection with offerings made under the 2019 ESPP, our Board may specify a maximum number of shares that an employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants.

If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares remaining available under the 2019 ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, our Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

Withdrawal

Although each participant in the 2019 ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the 2019 ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.

Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the 2019 ESPP.

Reset Feature

Our Board has the authority to provide that if the fair market value of a share on the first day of any purchase period within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the first day of that purchase period and the participants’ purchase rights in the original offering period will terminate.

Termination of Employment

A participant’s rights under any offering under the 2019 ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest (unless otherwise required by applicable law).

Capitalization Adjustment Provisions

Upon certain transactions, such as a merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the 2019 ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class, maximum number of shares and purchase price subject thereto.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the 2019 ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the 2019 ESPP or may substitute similar rights for outstanding purchase rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase ordinary shares within ten business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

A “corporate transaction” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company;
•	the consummation of a sale or other disposition of more than 50% of our outstanding securities; or
•	the consummation of certain specified types of mergers, consolidations or similar transactions.
Duration, Amendment and Termination

Our Board may amend, suspend or terminate the 2019 ESPP at any time. However, except in regard to capitalization adjustments (as described above), any amendment to the 2019 ESPP must be approved by our shareholders if required by applicable law or listing requirements. Our Board may amend outstanding purchase rights without a participant’s consent if such amendment is deemed necessary for compliance with the requirements of Section 423 of the Code.

Rights granted before amendment or termination of the 2019 ESPP will not be impaired by any amendment or termination of the 2019 ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2019 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of a share acquired under the 2019 ESPP. The 2019 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purchase rights granted under the 2019 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee share purchase plan that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the share is disposed of more than two years after the beginning of the offering period and more than one year after the share is transferred to the participant, then the lesser of:

(1)          the excess of the fair market value of the share at the time of such disposition over the purchase price, or

(2)          the excess of the fair market value of the share as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

  Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the share is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the share on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2019 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

New Plan Benefits

Participation in the 2019 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by shareholders	-	-		-
Equity compensation plans not approved by shareholders(3)	4,812,800	5.68	(2)	1,179,346
Total	4,812,800	5.68		1,179,346
___________________________

(1) Excluding the shares reflected in the column titled “Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights”.

(2) Including restricted share unit awards with an exercise price of $0.

(3) For a description of the material features of our equity compensation plans not approved by shareholders, see “Executive Compensation—2009 Israeli Share Option Plan” and “—2015 Israeli Share Incentive Plan.”

Proposed Resolution

We are proposing that our shareholders adopt the following resolution at the Meeting:

“RESOLVED, to approve the Company’s 2019 Employee Stock Purchase Plan.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 5 is required for approval. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Board of Directors Recommendation

   Our Board believes that approval of Proposal 5 is in our best interests and the best interests of our shareholders for the reasons stated above.

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

PROPOSALS 6(A), 6(B) AND 6(C) - APPROVALS OF (A) AN INCREASE IN MR. DAVID DOMZALSKI’S
 ANNUAL BASE SALARY, (B) THE TERMS OF MR. DOMZALSKI’S CASH BONUS AND EQUITY
COMPENSATION FOR 2019, AND (C) PARTICIPATION BY MR. DOMZALSKI IN THE COMPANY’S 2019
 EMPLOYEE STOCK PURCHASE PLAN

Background

Mr. David Domzalski has served as our Chief Executive Officer since July 1, 2017, after serving as the President of our U.S. subsidiary, Foamix Pharmaceuticals Inc., since 2014.  Since 2014, Mr. Domzalski has played a major role in leading the growth and evolution of the Company, including the Company’s successful IPO and subsequent follow-on capital financings, the formation and build-up of the Company’s U.S. operations and the advancement of two late-stage clinical development programs, FMX101 for treatment of moderate-to-severe acne and FMX103 for treatment of moderate-to-severe papulopustular rosacea, each of which recently completed Phase III clinical trials with positive results. Under the leadership of Mr. Domzalski, we have further submitted our new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for FMX101 in December 2018, and expect to submit an NDA for FMX103 in mid-2019.

During 2018, Mr. Domzalski efficiently coordinated the completion of our third Phase III clinical trial for FMX101, which was launched following mixed top-line results from our two initial pivotal Phase III clinical trials. The third Phase III clinical trial for FMX101 was initiated following a Type B meeting with the FDA, in which the Company confirmed that achieving statistically significant results for FMX101 versus vehicle in both co-primary efficacy endpoints would likely be supportive of an efficacy claim. Following the completion of our third Phase III clinical trial for FMX101, we recently submitted an NDA to the FDA for FMX101 and expect to submit an NDA for FMX103 mid-year. A recent restructuring of our organization also helped advance key development projects to ensure the efficient advancement of our pipeline. In 2018, Mr. Domzalski also led the efforts to successfully raise over $90 million through equity financing, including a $16 million investment by Orbimed Capital LLC, and a follow-on public offering, in which we raised net proceeds of approximately $75.3 million.

In appreciation of Mr. Domzalski’s significant contribution to our Company as Chief Executive Officer, we are seeking shareholder approval, as required under the Companies Law, of (a) an increase in Mr. Domzalski’s annual base salary to $560,000, effective as of January 1, 2019, as described in more detail below, (b) the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2019, as described in more detail below and (c) eligibility for Mr. Domzalski to participate in the Company’s 2019 ESPP, if approved pursuant to Proposal 5.

A.	Increase in Mr. Domzalski’s Annual Base Salary

In November 2018, the Compensation Committee commissioned a study by FW Cook on compensation for similarly-situated chief executive officers among companies in our peer group. The study included a review of annual salary, cash bonus and long-term equity incentives.

Among other things, the report provided information on pay levels and practices for our peer group of companies, as well as proprietary life sciences survey pay data as a secondary market perspective. The report determined that Mr. Domzalski’s total cash compensation was below the 25th percentile of market data for other CEOs in our peer group and  added that the Compensation Committee should consider increasing his salary to approach the median of our peer group.

Following review of the report, the Compensation Committee recommended, and the Board approved, an increase to Mr. Domzalski’s annual base salary, from $440,000 to $560,000, which is just under the 50th percentile of market data for other CEOs in our peer group according to the report. The salary increase would be effective as of January 1, 2019. This increase recognizes Mr. Domzalski’s contribution to the Company during 2018, as described above, and is also based on the following factors:

(a)
the increase in the scope of Mr. Domzalski’s roles and responsibilities and the challenges facing the Company following the submission of an NDA to the FDA for FMX101, the preparations for the full development and filing of an NDA for FMX103, and pre-commercialization and launch preparations for FMX101;

(b)	the significance of the Company’s leadership in executing the Company’s plans and achieving its goals; and

(c)	the compensation of executives in similar positions in comparable companies, as described by the independent study by FW Cook.

We are asking shareholders to approve the increase in Mr. Domzalski’s annual base salary to $560,000. Mr. Domzalski’s compensation was last increased in mid-2017, and approved by shareholders in November 2017. The increase in Mr. Domzalski’s annual salary is intended to further align his compensation with those of his peers and to reward Mr. Domzalski for his significant contribution to the Company.

B.	The Terms of Mr. Domzalski’s Cash Bonus and Equity Compensation For 2019

In light of the 2018 FW Cook study results and the successful performance described above, and in view of Mr. Domzalski’s credentials and capabilities, proven track record and our expectation of his continued contribution to the Company, the Compensation Committee and the Board approved the following terms of Mr. Domzalski’s cash bonus and equity incentive grants for his continuing service as CEO to the Company in 2019, subject to the approval of our shareholders:

(I)
Mr. Domzalski shall be entitled to a target cash bonus for 2019 of up to 60% of his base salary (up to $336,000 if the increase in the base salary is approved by our shareholders), subject to achieving the key performance indicators described herein, as determined and approved by the Compensation Committee and Board;

(II)
Mr. Domzalski shall be entitled to an additional cash bonus for 2019, which may equal up to an additional 60% of his base salary (up to $336,000 if the increase in the base salary is approved by our shareholders) and which may be granted in extraordinary circumstances based on special contribution to key transactions by the Company including but not limited to: mergers and acquisitions, public financing, and the achievement of major corporate goals in research and development or operational matters, subject to approval of the Compensation Committee and Board; and

(III)
Mr. Domzalski shall be entitled to equity incentive awards for 2019, which shall be granted in the form of options and RSUs under the Company’s 2015 Plan, or the 2019 EIP, if approved, up to a maximum amount, on the date of grant, of 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis, subject to achieving the key performance indicators detailed herein as determined and approved by the Compensation Committee and Board.

In respect of the annual target cash bonus payment, the Compensation Committee and the Board have set the following key performance indicators:

A.
80% of Mr. Domzalski’s annual cash bonus will be based on overall corporate goals consistent with the Company’s operating plan for 2019, utilizing key performance indicators to measure performance as follows:

●	The FDA’s approval of the NDA filing for FMX101 by the end of 2019, and the filing of an NDA with the FDA for FMX103 in the second half of 2019 (30%)

●	Pipeline objectives related to certain in-house development projects (30%)

●	Organizational objectives for commercial development (10%)

●	Financial objectives (10%)

B.
20% of Mr. Domzalski’s annual cash bonus will be based on an evaluation of his overall performance by the Compensation Committee and the Board, based on quantitative and qualitative criteria, such as establishing and implementing the Company’s strategy, leadership, entrepreneurship and team collaboration.

Although we are seeking shareholder approval of the cash bonus payments and the equity incentive grants of up to the maximum amounts described above, the receipt of any cash bonus or equity incentive, and the exact amount or number of awards to be paid, shall be determined by the Compensation Committee and the Board in light of the key performance indicators and extraordinary performance terms described above, up to the maximum amount described.

C.	Eligibility to Participate in the Company’s 2019 ESPP, if Approved

We are asking the shareholders in Proposal 5 to approve the 2019 ESPP, which would afford employees of the Company the opportunity to purchase ordinary shares in the Company at a discount at certain purchase dates during a designated offering period, as further described above. The 2019 ESPP will be open to all employees of the Company to incentivize increased share ownership by employees, in accordance with our Amended Compensation policy. In order to provide Mr. Domzalski with the ability to participate in the 2019 ESPP, we are asking for shareholder approval to allow Mr. Domzalski to participate in the 2019 ESPP up to the amount permitted under our Amended Compensation Policy.

Proposed Resolutions

We are proposing that our shareholders adopt the following resolutions at the Meeting:

“RESOLVED, (a) to increase Mr. Domzalski’s annual base salary to $560,000, effective January 1, 2019, in accordance with the Company’s Amended Compensation Policy as previously approved by shareholders;

RESOLVED FURTHER, (b) (I) to approve the terms of Mr. Domzalski’s target cash bonus for 2019 of up to 60% of his base salary (up to $ $336,000 if the increase in the base salary is approved by our shareholders), subject to achieving the key performance indicators described herein; (II) approve the terms of Mr. Domzalski’s additional cash bonus for 2019, of up to an additional 60% of his base salary (up to $336,000 if the increase in the base salary is approved by our shareholders), in cases of extraordinary performance; (III) approve the terms of Mr. Domzalski’s equity incentive award bonus for 2019, up to a maximum amount, on the date of grant, of 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis, in each case, as determined and approved by the Compensation Committee and the Board, and

RESOLVED FURTHER, (c) to approve Mr. Domzalski’s eligibility to participate in the 2019 ESPP, if approved, up to the amount permitted under our Amended Compensation Policy.”

Vote Required for Approval of Proposals 6(a), 6(b) and 6(c)

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on each Proposal is required for its approval. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Additionally, and in accordance with the Companies Law, each Proposal is also subject to the approval of a Special Majority of the shareholders, which requires that either: (i) the Proposal is approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and who voted against the Proposal does not exceed two percent (2%) of the aggregate voting rights in the Company.  For further information on the definition of “controlling shareholder” and “personal interest”, see “Questions and Answers about the 2019 Annual General Meeting of Shareholders – How many votes are required for approval of each of the proposals?”

As part of the Special Majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of the applicable Proposal. If you do not confirm that you do not have personal interest in the proposal, your proxy will not be voted on Proposals 6(a), 6(b) or 6(c).

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” EACH OF PROPOSALS 6(A), 6(B) AND 6(C).

PROPOSAL 7 - INCREASE OF AUTHORIZED SHARE CAPITAL

Background

The Company’s authorized share capital is currently NIS 14,400,000, consisting of 90,000,000 ordinary shares, par value NIS 0.16 per share. As of February 1, 2019, the Company had approximately 30,192,308 ordinary shares remaining for future issuance, after taking into account the shares issuable under existing options and RSUs, including unvested options and RSUs.

The Board believes that it is necessary to increase the authorized share capital of the Company to ensure that it has at its disposal a sufficient number of available shares to pursue without delay further financing of the Company’s business operations and other opportunities, although the Board does not currently have any such plans. The Board also believes the increase will support the Company’s ability to have sufficient shares available to make additional grants under the  2015 Israeli Share Incentive Plan or, if approved, the 2019 EIP and 2019 ESPP.

Accordingly, the shareholders are requested to approve an increase of the authorized share capital of the Company by an additional NIS 7,200,000 divided into 45,000,000 ordinary shares, following which the Company’s total authorized share capital shall amount to NIS 21,600,000, consisting of 135,000,000 ordinary shares with a par value of NIS 0.16 per share.  The Board has determined the proposed increase in the authorized share capital as described above to be in the best interests of the Company and its shareholders.

The increase of the Company’s authorized share capital involves an amendment to Article 5 of the Articles. Consequently, it is proposed that Section 5 of the Articles will be replaced by the following:

“The authorized share capital of the Company shall consist of NIS 21,600,000, divided into 135,000,000 ordinary shares with a nominal value of NIS 0.16 each.”

The additional ordinary shares to be authorized by approval of the amendment would have rights identical to the currently outstanding ordinary shares of the Company. Approval of the proposed amendment and issuance of the ordinary shares thereby authorized would not affect the rights of the holders of currently outstanding ordinary shares of the Company, except for effects incidental to increasing the number of shares of the Company’s ordinary shares outstanding, such as dilution of the earnings per share and voting rights of current ordinary shareholders.

The additional shares may be used for various purposes without further shareholder approval, including raising capital providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes. The additional ordinary shares that would become available for issuance if the proposal were approved could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized ordinary shares has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company.

Proposed Resolution

We are proposing that our shareholders adopt the following resolution at the Meeting:

“RESOLVED, to approve an increase of the authorized share capital of the Company by an additional NIS 7,200,000 divided into 45,000,000 ordinary shares with a par value of NIS 0.16 per share, such that the Company’s authorized share capital following such increase shall be NIS 21,600,000, consisting of 135,000,000 ordinary shares, par value NIS 0.16 per share, and in order to reflect such increase, to amend Article 5 of the amended and restated Articles of Association of the Company accordingly.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 7 is required for approval. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 7.

REPORT ON FINANCIAL STATEMENTS

At the Meeting, as required under the Companies Law, we will discuss our consolidated financial statements for the year ended December 31, 2018. The Company’s annual consolidated financial statements for the year ended December 31, 2018, which are included in our annual report on Form 10-K for the year ended December 31, 2018, are available on our website at www.foamix.com.

Report of the Audit Committee

The Audit Committee, which composition, roles and responsibilities are described above in the “Audit Committee” section under the “Structure and Practices of the Board of Directors” heading, has provided the following report. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

For clarification, the Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations, while the Company’s independent registered public accounting firm, Kesselman & Kesselman, a member firm of PwC, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the U.S. Public Company Accounting Oversight Board. The Audit Committee oversees these activities but does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the consolidated financial statements for the year ended December 31, 2018. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with PwC, who is responsible for expressing an opinion on the compliance of the Company’s consolidated financial statements with applicable accounting principles, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the Audit Committee under generally accepted auditing standards in the United States, including the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees” as adopted  by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the foregoing, the Audit Committee recommended to the Board that the consolidated financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K filed on February 28, 2019.

The foregoing report is provided by the undersigned members of the Audit Committee: Stanley Stern, Chairman; Rex Bright, and Sharon Barbari.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER INFORMATION REGARDING THE COMPANY

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date hereof:

Name	Age	Position
David Domzalski	52	Chief Executive Officer and Director
Ilan Hadar, M.B.A.	49	Chief Financial Officer, Country Manager (Israel)
Mutya Harsch	44	General Counsel and Chief Legal Officer
Iain A. Stuart, Ph.D.	46	Chief Research and Development Officer
Matthew Wiley	47	Chief Commercial Officer

David Domzalski has served as our Chief Executive Officer since July 2017. Mr. Domzalski has been with us since April 2014, and previously served as the president of our U.S. subsidiary, Foamix Pharmaceuticals Inc. Previously, Mr. Domzalski was the Vice President of Sales and Marketing at LEO Pharm Inc. from 2009 to 2013. On January 1, 2018, Mr. Domzalski was also appointed as a member of our Board. Mr. Domzalski holds a B.A. in economics and political science from Muhlenberg College, Allentown, Pennsylvania.

Ilan Hadar has served as our Chief Financial Officer since February 2014 and was also appointed our Israel Country Manager, a position he has held since July 2017. Mr. Hadar holds a B.A. in business administration and economics and an M.B.A. from The Hebrew University of Jerusalem.

Mutya Harsch has served as our General Counsel and Chief Legal Officer since January 2019. She initially joined us in January 2018, and previously served as our General Counsel and Senior Vice President of Legal Affairs from January 2018 to January 2019. Ms. Harsch has over 19 years of legal experience, previously holding positions as Special Counsel, Mergers & Acquisitions at Cooley LLP from 2015 to 2017 and as a corporate lawyer at Davis Polk & Wardwell from 2005 to 2015. Ms. Harsch received her J.D. and B.A. from the University of California at Berkeley.

Iain Stuart, Ph.D. has served as our Chief Research & Development Officer since January 2019 and previously served as our Senior Vice President of Research & Development from August 2017 to January 2019 and as our Vice President of Clinical Development from October 2016 to 2017. Prior to joining us, Dr. Stuart held several positions, including Vice President of Medical Strategy and Scientific Affairs, at LEO Pharma, Inc. from 2008 to 2016. Dr. Stuart holds a Ph.D. from Glasgow Caledonian University in Scotland.

Matthew Wiley has served as our Chief Commercial Officer since November 2018. Mr. Wiley has more than 20 years of commercial experience across a broad range of specialty pharmaceutical categories. Prior to joining us, Mr. Wiley held several positions of increasing responsibility at Jazz Pharmaceuticals from 2012 to 2018, most recently as Vice President of Marketing and Business Unit Lead for the company’s sleep disorder portfolio.  He holds a B.A. in English from Syracuse University.

EXECUTIVE COMPENSATION

Executive Compensation

As a smaller reporting company and as an emerging growth company, or EGC, and as permitted by Title I of the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we have scaled down our disclosure on executive compensation to omit compensation discussion and analysis and certain tables and items that would otherwise be required in a proxy statement on Schedule 14A.  In addition, for as long as we remain an EGC, we are not subject to certain governance requirements relating to executive compensation such as holding a “say-on-pay” and “say-on-golden-parachute” advisory votes.

Our named executive officers for 2018, which consist of our principal executive officer and the next two most highly compensated executive officers (and up to two additional individuals no longer serving as executive officers at year-end), are:

•	David Domzalski, our Chief Executive Officer;

•	Ilan Hadar, our Chief Financial Officer and Israel Country Manager; and

•	Mutya Harsch, General Counsel and Chief Legal Officer.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2017 and 2018.

Name and Princi-pal Position	Year		Salary ($)	Bonus ($)		Share Awards ($)(1)		Option Awards ($)(1)		All Other Compen-sation ($)(2)		Total ($)(3)
David Domzalski, CEO	2018		440,000	440,000	(4)	119,788		214,424		11,000	(7)	1,225,212
	2017		416,980	165,000	(4)	711,033		1,493,122		10,800		2,796,935
Ilan Hadar, CFO and Israel Country Manager	2018		367,026	281,750	(4)	70,071		120,848		145,962	(5)	985,657
	2017		342,253	119,978	(4)	421,502		791,307		121,815		1,796,855
Mutya Harsch, General Counsel and Chief Legal Officer	2018	(6)	325,000	220,000	(8)	149,750	(9)	172,709	(9)	11,000	(10)	878,459
___________________________________

(1) The value in this column represents the aggregate grant date fair value of our restricted share unit awards or option awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the calculation of these amounts, see Note 9 to our audited financial statements, included in “Financial Statements and Supplemental Financial Information.”

(2) The contributions and benefits referred to in some of the footnotes to this column reflect compensation to our executives residing in Israel that is customarily provided to Israeli executives in the high-tech and bio-pharmaceutical markets. For example, deposits to “severance funds,” are contributions made by us in lieu of its statutory severance pay obligation under Israeli law. Generally, an Israeli company is required to pay, upon termination of an employee, an amount equal to such employee’s last monthly salary for each full year of his or her employment with the company (or a pro-rata portion of such last salary for any part of a year), and the obligation for such severance pay is recorded as a long-term liability on the company's balance sheet. Alternatively, a company may make monthly contributions to a severance fund in the employee's name, in an amount equal to one twelfth (8⅓%) of the employee’s salary for such month. Making such contributions in a consistent manner releases the company from further liability for severance pay to the employee upon his or her actual termination, even if the amount accumulated in the severance fund falls short of the amount of mandatory severance pay to which the employee would have otherwise been entitled under law (which is usually the case, as the average salary during the course of employment is typically lower than the last salary, which reflects the employee’s highest-achieved seniority and rank). At the same time, the employees benefit from the certainty and security of having their severance pay deposited in a fund in their name, and from the right to have the fund released to them both in the event of termination or resignation. An “education fund” is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company's contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee's salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least 6 years from the time of the first contribution.

(3) Salary and other compensation of Israeli executive officers for the years ended December 31, 2018 and 2017 are based on an average US$/NIS representative exchange rate of NIS 3.60 per dollar for both years. Bonuses for 2018 and 2017 are based on US$/NIS representative exchange rates of NIS 3.748 and NIS 3.47 per dollar as of December 31, 2018 and 2017, respectively.

(4) Consists of discretionary bonuses as described below under “—Employment Arrangements with our Named Executive Officers” and “—Current Compensation Policy.

(5) Mr. Hadar’s other compensation in 2018 consisted of (i) $30,257 of automobile expenses, (ii) $55,127 of deposits to severance funds, (iii) $27,527 of deposits to an education fund, (iv) $22,269 of gross-up for related taxes, (iv) $10,050 of social security payments and (v) $732 of gross up of other benefit.

(6) Ms. Harsch was not one of our named executive officers for the year ended December 31, 2017.

(7) Consists of employer contributions to Mr. Domzalski’s 401(k) plan.

(8) Consists of (a) discretionary bonuses as described below under “—Employment Arrangements with our Named Executive Officers” and “—Current Compensation Policy and (b) a signing bonus granted to Ms. Harsch upon commencement of her employment with us

(9) Consists of a one-off grant of options and RSUs upon commencement of Ms. Harsch’s employment with us.

(10) Consists of employer contributions to Ms. Harsch’s 401(k) plan.

Outstanding Equity Awards at December 31, 2018

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2018.

		Option Awards				Share Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested	Market Value of Shares or Units of Shares That Have Not Vested ($)
David Domzalski	06/09/14(1)	18,750	-	7.98	06/09/24	-	-
	11/10/15(2)	177,610	59,200	7.14	11/10/25	-	-
	03/01/16(3)	41,250	18,750	6.04	03/01/26	783	2,811
	01/01/17(4)	31,225	40,144	10.22	01/01/27	13,381	48,038
	08/08/17(5)	102,412	225,308	5.76	08/08/27	56,327	202,214
	08/05/18(6)	-	70,187	5.06	02/27/28	23,396	83,992
Ilan Hadar	03/31/14(7)	5,469	-	1.92	03/31/24	-	-
	11/19/14(8)	24,125	-	5.46	11/19/24	-	-
	01/15/15(9)	16,875	1,125	6.77	01/15/25	-	-
	06/28/15(10)	-	-	-	-	568	2,039
	11/10/15(11)	151,501	50,503	7.13	11/10/25	-	-
	03/01/16(12)	41,250	18,750	6.34	03/01/26	783	2,811
	01/01/17(13)	26,419	33,970	10.31	01/01/27	11,324	40,653
	08/08/17(14)	61,314	134,891	5.22	08/08/27	33,722	121,062
	02/27/18(15)	-	35,093	6.40	02/27/28	11,698	41,996
Mutya Harsch	02/27/18(16)	-	50,000	6.35	02/27/28	25,000	89,750
________________________

(1) The options vested over a period of four years from June 9, 2014, 25% on each anniversary of such date, ending June 9, 2018.

(2) The options vest over a period of four years from November 10, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending November 10, 2019.

(3) The options vest over a period of four years from March 1, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending March 1, 2020. The restricted share units vest in equal installments every three months over the vesting period beginning December 1, 2018 and ending March 1, 2020.

(4) The options vest over a period of four years from January 1, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 1, 2021. The restricted share units vest in equal installments every three months over the vesting period beginning October 1, 2018 and ending January 1, 2021.

(5) The options vest over a period of four years from August 8, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending August 8, 2021. The restricted share units vest in equal installments every three months over the vesting period beginning November 8, 2018 and ending August 8, 2021.

(6) The options and restricted share units vest over a period of four years from February 27, 2018, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending February 27, 2022.

(7) The options vested over a period of four years from March 31, 2014, 20% on such date and 5% every three months thereafter, ending March 31, 2018.

(8) The options vested over a period of four years from November 19, 2014, 20% on such date and 5% every three months thereafter, ending November 19, 2018.

(9) The options vest over a period of four years from January 15, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 15, 2019.

(10) The restricted share units vest on January 15, 2019.

(11) The options vest over a period of four years from November 10, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending November 10, 2019.

(12) The options vest over a period of four years from March 1, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending March 1, 2020. The restricted share units vest in equal installments every three months over the vesting period beginning December 1, 2018 and ending March 1, 2020.

(13) The options vest over a period of four years from January 1, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 1, 2021. The restricted share units vest in equal installments every three months over the vesting period beginning October 1, 2018 and ending January 1, 2021.

(14) The options vest over a period of four years from August 8, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending August 8, 2021. The restricted share units vest in equal installments every three months over the vesting period beginning November 8, 2018 and ending August 8, 2021.

(15) The options and restricted share units vest over a period of four years from February 27, 2018, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending February 27, 2022.

(16) The options and restricted share units vest over a period of four years from February 27, 2018, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending February 27, 2022.

Employment Arrangements with Our Named Executive Officers

David Domzalski. The terms of Mr. Domzalski’s employment are governed by his employment agreement, our Amended Compensation Policy, and the Companies Law. Under his employment agreement, effective as of July 1, 2017, Mr. Domzalski’s annual base salary is currently $440,000 and was increased to $560,000 in January 2019 by the Board, subject to shareholder approval at our 2019 annual shareholders meeting. Pursuant to our Amended Compensation Policy, Mr. Domzalski is also eligible to receive an annual target bonus of up to 60% of his annual base salary. His eligibility for such annual target bonus and the amount of such bonus will be subject to the achievement of personal and company performance criteria, as determined by the Compensation Committee and the Board, and further subject to the terms of our compensation policy then in effect, as approved by our shareholders. For the year 2018, Mr. Domzalski’s eligibility to receive his target bonus was subject to the following terms and key performance criteria, which were approved by the shareholders in the 2018 annual general meeting: (a) 40% of the bonus is based on clinical trial results for FMX101 and FMX103 and regulatory filing for FMX101, (b) 10% of the bonus is based on pipeline objectives, (c) 10% of the bonus is based on organizational objectives for commercial development, (d) 20% of the bonus is based on financial key performance indicators, and (e) 20% of the bonus is based on an evaluation of Mr. Domzalski’s overall performance by the Compensation Committee and the Board, based on quantitative and qualitative criteria such as establishing and implementing the company’s strategy, leadership, entrepreneurship and team collaboration. Furthermore, Mr. Domzalski was also eligible to receive an additional special bonus of up to 60% of his annual base salary in the event of exceptional performance, as determined by our Compensation Committee and the Board. The amount and payment of Mr. Domzalski’s target and special bonus was set by the Board in its sole and absolute discretion. Following his appointment as our Chief Executive Officer, Mr. Domzalski was further granted 327,720 options and 81,930 restricted share unit awards under the terms of the 2015 Israeli Share Incentive Plan, or the 2015 Plan, and its 2015 US Addendum, and following our 2018 annual general meeting, Mr. Domzalski was granted an additional amount of 70,187 options and 23,396 restricted share units under the terms of the 2015 Plan and its 2015 US Addendum. In the event of termination of his employment without cause, following 60 days’ advance notice (subject to our right, at our election, to reduce such notice period and pay for the remainder of the period in lieu of notice), Mr. Domzalski will receive any earned but unpaid base salary, any incurred but unreimbursed business expenses and any accrued but unused vacation and sick days as of the date of termination of his employment. Additionally, we have agreed to (1) continue to pay him his base salary for 12 months following termination (“Mr. Domzalski’s severance period”); (2) continue to make employer contributions towards our healthcare plan on his behalf for the duration of Mr. Domzalski’s severance period, and (3) cause unvested options and restricted share unit awards held by Mr. Domzalski to become fully vested and exercisable, with the options remaining exercisable for 90 days following the date of termination. Upon termination of his employment without cause in connection with certain change of control events (i.e., merger, acquisition, reorganization, or sale of substantially all assets of the company), Mr. Domzalski’s severance period shall be extended to 18 months and, in lieu of his entitlement to the regular annual bonus, he shall receive a lump-sum amount equal to 60% of his continued base salary, multiplied by 1.5, to be paid within 60 days following termination.

Ilan Hadar. The terms of Mr. Hadar’s employment are governed by his employment agreement and our Amended Compensation Policy. Under his employment agreement, effective as of July 1, 2017, Mr. Hadar’s annual base salary was $352,188, based on the US$/NIS representative exchange rate of the Bank of Israel as of December 31, 2018, and he is eligible to receive an annual target bonus of up to 50% of his annual base salary. On January 1, 2019, Mr. Hadar’s annual base salary was increased to $385,000. His eligibility for his annual target bonus and the amount of such annual target bonus will be subject to his personal achievements and performance criteria, as determined by the Board and subject to the terms of our Amended Compensation Policy, as approved by our shareholders. Furthermore, pursuant to our Amended Compensation Policy, Mr. Hadar is eligible to receive an additional annual bonus of up to 100% of his annual base salary in the event of exceptional performance, subject to the sole discretion of our Compensation Committee and Board. The amount and payment of Mr. Hadar’s cash bonuses shall be determined by the Board at its sole and absolute discretion. Upon termination of his employment without cause and subject to the approval of the Board, Mr. Hadar will continue to receive his base salary and welfare benefits for a period of 6 months following the termination date (“Mr. Hadar’s severance period”). Furthermore, the Board may (but is not obliged to) cause unvested options held by Mr. Hadar to become fully vested and exercisable, with such options remaining exercisable for 90 days following the date of termination. Upon termination of his employment without cause in connection with certain change of control events (i.e., merger, acquisition, reorganization, or sale of substantially all assets of the parent company), Mr. Hadar’s severance period will be extended to 18 months and during such period he shall remain entitled to his regular annual bonus.

Mutya Harsch. The terms of Ms. Harsch’s employment are governed by her employment offer letter and our Amended Compensation Policy. Effective as of November 1, 2017, Ms. Harsch’s employment offer letter offered an initial annual base salary of $325,000, with an initial annual target bonus of up to 40% of her annual base salary. Her eligibility for such annual target bonus, and the amount of such annual target bonus, will be subject to her achievement of performance targets and milestone criteria, as determined by the Chief Executive Officer, in accordance with our current general bonus plan and in accordance with the terms of our Amended Compensation Policy. On January 1, 2019, in connection with her promotion to Chief Legal Officer, Ms. Harsch’s annual base salary was increased to $370,000. Furthermore, under our Amended Compensation Policy, chief officers are eligible to receive annual target bonus of up to 45% of her annual base salary. In addition, under the Amended Compensation Policy, the Compensation Committee and the Board may elect to pay Ms. Harsch up to an additional annual cash bonus in the event of exceptional performance, provided that her total annual bonus shall not exceed 67.5% of her annual base salary. Pursuant to her offer letter, Ms. Harsch received 50,000 employee options and 25,000 restricted share units under our 2015 Israeli Share Incentive Plan. Pursuant to her offer letter, upon termination of her employment without cause and subject to the approval of the Board, Ms. Harsch will continue to receive her base salary and benefits for a period of three months plus one month for every year she has served as an employee of the company following the termination date (“Ms. Harsch’s severance period”). Furthermore, pursuant to Ms. Harsch’s option award agreements and the Amended Compensation Policy, the Board may (but is not obliged to) cause unvested options held by Ms. Harsch to become fully vested and exercisable, with such options remaining exercisable for 90 days following the date of termination. Upon termination of her employment without cause in connection with certain change of control events (i.e., merger, acquisition, reorganization, or sale of substantially all assets of the parent company), Ms. Harsch’s severance period will be extended to 12 months.

Current Compensation Policy

As approved at our 2015 annual general meeting of shareholders and amended at our 2018 annual general meeting of shareholders, and as required by the Companies Law, we have adopted a compensation policy regarding the terms of office and employment of our “office holders” (as defined under the Companies Law, which includes directors, our Chief Executive Officer, our other executive officers and any other managers directly subordinate to the Chief Executive Officer), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits. Each of our named executive officers is (or was, while employed by us) an “office holder” within the meaning of the Companies Law. The compensation policy is reviewed from time to time by our Compensation Committee and Board to ensure its appropriateness, and is required to be brought at least once every three years to our shareholders for reassessment and approval.

According to the compensation policy, as amended at our 2018 annual general meeting of shareholders, or the Amended Compensation Policy, our short-to-medium term incentive scheme is based on a monetary bonus paid annually or at the end of such longer periods for which targets may be set as part of a multi-year plan, and is designed to reward officers based on our performance and on their individually-defined results. During the last calendar quarter of each calendar year, the Compensation Committee and the Board determine for each officer the maximum bonus amount and the objectives for receiving such bonus, as well as the formula for calculating the bonus payment upon achievement of such objectives (including minimum thresholds below which no part of the bonus will be payable), which are examined for the following calendar year or the relevant target period.

The target bonus payable upon achievement of performance objectives is 60% of the base salary for the Chief Executive Officer, 50% of the base salary for the Country Manager and Chief Financial Officer, 45% of the base salary for senior vice presidents, executive vice president and other chief officers, and 40% for our other vice presidents. The objectives for receiving the bonus are intended to be measurable and quantified and may include (but are not limited to) innovation objectives such as introducing new products, entering clinical trials and developing future pipeline products; operating plan targets such as manage corporate operations to the approved annual budget and meet human resources objective; financials objectives such as revenue, EBITDA, cash balance, net profit, market cap and share price; business development objectives such as engaging with new partners or licensees, receiving product marketing approvals or approval of reimbursement schemes, and intellectual property objectives such as submission or grant of new patents.

The Amended Compensation Policy allows for (a) a discretionary bonus of up to 20% of such officer’s annual cash bonus, based on the evaluation of such officer’s performance by the Compensation Committee and the Board, and (b) an additional cash bonus which may be granted to an officer in extraordinary circumstances based on special contribution to key transactions by the Company, or the achievement of major corporate operational goals. The maximum additional cash bonus is 60% of the base salary for the Chief Executive Officer, 50% of the base salary for the Country Manager and Chief Financial Officer, 22.5% of the base salary for senior vice presidents, executive vice president, and other chief officers, and 10% for other vice presidents.

Our Amended Compensation Policy also includes an equity incentive component designed to retain officers, align officers and shareholders’ interests and incentivize achievement of medium-to-long term goals, under which the company may grant officers share options, restricted share units or any other equity-based compensation (collectively referred to as “equity-based awards”). The equity-based awards are determined individually and awarded from time to time according to each officer’s performance, skills, qualifications, experience, roles and personal responsibilities. However, the policy caps the annual value of the equity-based awards to be granted to each officer at 0.5% of the company’s issued and outstanding share capital on a fully-diluted basis, as at the grant date, per each year of the vesting period. The equity-based awards vest over a period of 3 to 4 years, in equal installments, beginning from the first year anniversary of the grant, and expire after 10 years from the grant date. The exercise price of equity-based awards shall be determined in accordance with local tax laws in the territory in which the employee is employed. In Israel, for example, it is the average closing price of our shares during the 30-calendar days period preceding the grant date, while in the United States, it is the average of the closing share prices on the thirty (30) business days before the grant date. In special cases, to be determined by the Compensation Committee and Board (and, where required by Israeli law, by our shareholders), such as major transactions or events, or the achievement of major corporate operational goals, we may grant to our officers special equity-based awards.

Under the Amended Compensation Policy, our executive officers are further entitled to certain fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. This includes up to 30 days of annual vacation per annum, paid sick leave, as well as additional benefits such as, but not limited to, a company car and cell phone (including gross-up of related tax), company-provided health insurance and meals. For officers residing in Israel, these benefits may also include contributions to a pension fund, provident fund or managers’ insurance policy in accordance with Israeli law, maintenance of disability insurance on behalf of the officer, contributions to an education fund of up to 7.5% of the officer’s monthly salary and convalescence pay as required under applicable law. While some of these contributions and benefits are not mandatory under Israeli law, or are provided by us above and beyond the minimum statutory requirement, the nature and amount of the benefits provided to our Israeli officers are customary and prevalent in the Israeli high-tech and bio-pharmaceutical market, especially among executive officers. The amounts paid to our named executive officers in 2017 and 2018 in respect of these benefits are reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.

Pursuant to the Companies Law, our arrangements with our officers must generally be consistent with the Amended Compensation Policy, as described above. However, under certain circumstances, we may approve an arrangement that is not consistent with the Amended Compensation Policy, if the arrangement is approved by a Special Majority.

In addition, pursuant to the Companies Law, the terms of employment of directors further require the approval of the shareholders by a simple majority, and the terms of employment with respect to our Chief Executive Officer require the approval of the shareholders by the Special Majority. Pursuant to regulations promulgated under the Companies Law, shareholder approval is not required with respect to terms of employment granted to a director or the Chief Executive Officer for the period following his or her appointment until the next annual general meeting of shareholders, provided these terms are (a) approved by the Compensation Committee and the Board, (b) consistent with the Amended Compensation Policy and (c) on similar or less favorable terms than those of the person’s predecessor. In addition, under certain circumstances, shareholder approval is not required with respect to the terms of employment of a candidate for Chief Executive Officer if the Compensation Committee determines that the engagement will be frustrated if the approval is pursued, provided that the terms are consistent with the Amended Compensation Policy.

Under certain circumstances, if the terms of employment of the Chief Executive Officer are not approved by the shareholders, where such approval is required, the Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the terms of employment of officers who are not directors may be approved by the Compensation Committee alone, provided such amendments are consistent with the Amended Compensation Policy.

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Employee Benefit Plans

2009 Israeli Share Option Plan

In July 2009, we adopted our 2009 Israeli Share Option Plan, or the 2009 Plan. The 2009 Plan provides for the grant of options to our and our subsidiaries’ directors, employees, officers, consultants and service providers.

The 2009 Plan is administered by our Board or a committee designated by our Board, which determines, subject to Israeli law, the grantees of options, the terms of the options, including exercise or purchase prices, vesting schedules, acceleration of vesting, the type of option and the other matters necessary or desirable for, or incidental to, the administration of the 2009 Plan. The 2009 Plan provides for the issuance of options under various tax regimes including, without limitation, pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. Any options that expire or are canceled for any reason prior to their exercise or relinquishment in full, may once again be granted. If our outstanding shares are changed or exchanged at any time by declaration of a share dividend, share split, combination or exchange of shares, recapitalization or any similar event, then the number, class and kind of shares subject to the 2009 Plan, the options granted under the 2009 Plan and the applicable exercise prices will be proportionally adjusted.

Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and who are Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee.

Section 102(b)(2) of the Ordinance, which provides the most favorable tax treatment for grantees, permits the issuance to a trustee under the “capital gains track.” In order to comply with the terms of the capital gains track, all options granted under a specific plan and subject to the provisions of Section 102 of the Ordinance, as well as the shares issued upon exercise of such options and other shares received following any realization of rights with respect to such options, such as share dividends and share splits, must be registered in the name of a trustee selected by the Board and held in trust for the benefit of the relevant employee, director or officer. Such tax benefits are granted subject to the trustee not releasing these options or shares to the relevant grantee before the second anniversary of the issuance and deposit of the options with the trustee. However, under this track, we are not allowed to deduct an expense with respect to the issuance of the options or shares.

The 2009 Plan provides that options granted to our employees, directors and officers who are not controlling shareholders and who are considered Israeli residents may qualify for special tax treatment under the “capital gains track” provisions of Section 102(b)(2) of the Ordinance. Our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Options granted under the 2009 Plan are subject to vesting and vest over a four-year period commencing on the date of grant, such that 20% of the granted options are fully vested as of the date of grant and thereafter 5% of the granted options vest every three months. Options generally expire 10 years from their date of grant. Under the 2009 Plan, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may exercise options that have vested prior to termination within a period of 12 months after the date of termination. If a grantee’s employment or service is terminated for cause, as defined in the 2009 Plan, all of the grantee’s vested and unvested options expire or forfeited on the date of termination. If a grantee’s employment or service is terminated without cause, the grantee may exercise his or her vested options within 90 days after the date of termination. Any expired or forfeited options prior to their exercise are returned to the option share pool and may be re-granted.

The 2009 Plan provides that in the event of a merger or consolidation of our Company, or a sale of all, or substantially all, of our assets, the unexercised options outstanding may be assumed, or substituted for an appropriate number of shares of each class of shares or other securities as were distributed to our shareholders in connection with such transaction and the exercise price will be appropriately adjusted. If not so assumed or substituted, all unvested options and all vested but unexercised options will expire upon the closing of the transaction. Our Board or its designated committee, as applicable, may provide in the option agreement that if the acquirer does not agree to assume or substitute the options, vesting of the options shall be accelerated so that any unvested option or any portion thereof will vest 10 days prior to the closing of the transaction. In the event that the consideration received in such transaction is not solely in the form of ordinary shares of another company, the Board or the designated committee, as applicable, may, with the approval of the acquirer, provide that in lieu of the assumption or substitution of the options, the options will be substituted by another type of asset or property, including cash. If the Board does not authorize the acceleration of any unvested options, such options shall expire upon closing of such a transaction. If we are voluntarily liquidated or dissolved, option holders will have 10 days to exercise any then-vested options upon receiving notification from us of the liquidation or dissolution.

The Board may amend, alter, suspend or terminate the 2009 Plan at any time. However, no amendment, alteration, suspension or termination may impair the rights of any option holder under the 2009 Plan unless agreed upon in writing by us and the affected option holder.

Since the adoption of the 2015 Plan (see below), the Company stopped granting options under the 2009 Plan.

2015 Israeli Share Incentive Plan

The 2015 Plan provides for the grant of options and RSUs to, inter alia, our and our subsidiaries’ directors, employees, officers, consultants and service providers. As of the adoption of the 2015 Plan, all new grants of options and RSUs are made pursuant to the 2015 Plan.

The 2015 Plan is administered by our Board or a committee designated by our Board, which determines, subject to Israeli or U.S. law (as applicable), the grantees of options or RSUs (collectively, “Awards”), the terms of the Awards including exercise prices (with regard to options), vesting schedules, acceleration of vesting, the type of Award and the other matters necessary or desirable for, or incidental to the administration of the 2015 Plan. The 2015 Plan also authorizes our Board or a committee designated by our Board to allow ‘net’ or ‘cashless’ exercise of options. The 2015 Plan provides for the issuance of Awards under various tax regimes including, without limitation, pursuant to Sections 102 and 3(i) of the Ordinance. Shares underlying any Awards that expire or are canceled for any reason may once again be granted under the 2015 Plan in a form of a new Award. If our outstanding shares are changed or exchanged at any time by declaration of a share dividend, share split, combination or exchange of shares, recapitalization or any similar event, then the number, class and kind of shares subject to the 2015 Plan, the Awards granted under the 2015 Plan and the applicable exercise prices will be proportionally adjusted.

The 2015 Plan provides that Awards granted to our employees, directors and officers who are not controlling shareholders and who are considered Israeli residents may qualify for special tax treatment under the “capital gains track” provisions of Section 102(b)(2) of the Ordinance. Our Israeli non-employee service providers and controlling shareholders (if any) may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Awards granted under the 2015 Plan are subject to vesting schedules and option Awards generally expire 10 years from their date of grant. Under the 2015 Plan, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may exercise options that have vested prior to termination within a period of 12 months after the date of termination. If a grantee’s employment or service is terminated for cause, as defined in the 2015 Plan, all of the grantee’s vested and unvested Awards expire on the date of termination. If a grantee’s employment or service is terminated without cause, the grantee may exercise his or her vested Awards within 90 days after the date of termination.

The 2015 Plan provides that in the event of a merger or consolidation of our Company, or a sale of all, or substantially all, of our assets, the outstanding Awards may be assumed, or substituted for an appropriate number of Awards denominated in shares of each class of shares or other securities as were distributed to our shareholders in connection with such transaction and the exercise price, if any, will be appropriately adjusted. If not so assumed or substituted, all Awards, including RSUs, will expire upon the closing of the transaction. Our Board or its designated committee, as applicable, may provide in the Award agreement that if the acquirer does not agree to assume or substitute the options or RSUs, vesting of any or all of such options and RSUs shall be accelerated so that any unvested option or RSU, or any portion thereof, will vest 10 days prior to the closing of the transaction. In the event that such consideration received in the transaction is not solely in the form of ordinary shares of another company, the Board or the designated committee, as applicable, may, with the approval of the acquirer, provide that in lieu of the assumption or substitution of the Awards, including RSUs, the Awards will be substituted by another type of asset or property, including cash. If we are voluntarily liquidated or dissolved, Award holders will have 10 days to exercise any then-vested Awards, including vested RSUs, upon receiving notification from us of the liquidation or dissolution.

The Board may amend, alter, suspend or terminate the 2015 Plan at any time. However, no amendment, alteration, suspension or termination may impair the rights with respect to any outstanding Awards unless agreed upon in writing by us and the affected holder of such Awards.

In November 2016 and December 2017 the Board approved an increase of 900,000 and 2,000,000 ordinary shares, respectively, in the share reserve under the 2015 Plan. As of December 31, 2018, 1,179,346 shares remain available for grant under the 2015 Plan.

As of December 31, 2018, there were a total of 444,444 RSUs and 4,368,356 options outstanding under the 2009 and 2015 Plans, collectively. The weighted-average exercise price of outstanding options was $6.25. Out of Awards granted, 221,919  RSUs have vested and 92,125 options have been exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of February 1, 2019, for (i) each of our named executive officers, (ii) each of our directors; (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares issuable under options or warrants that are exercisable within 60 days after February 1, 2019 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

According to our transfer agent, as of February 22, 2019, there were 15 record holders of our ordinary shares, among whom only Cede & Co. is a U.S. holder who beneficially own in the aggregate 54,227,025 of our ordinary shares. None of our shareholders has different voting rights from other shareholders.

We are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o 2 Holzman St., Weizmann Science Park, Rehovot 7670402, Israel.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders:
OrbiMed Capital, LLC(1)	5,195,330	9.6%
Perceptive Advisors LLC(2)	4,661,824	8.6%
Great Point Partners, LLC(3)	4,047,561	7.4%
Directors and Executive Officers:
Stanley Hirsch(4)	286,504	*
Rex Bright(5)	53,796	*
Stanley Stern(6)	53,796	*
Anna Kazanchyan(7)	15,849	*
Aharon Schwartz(8)	162,900	*
Dalia Megiddo(9)	42,700	*
Anthony Bruno(10)	57,125	*
Sharon Barbari	-	-
David Domzalski(11)	497,420	*
Ilan Hadar(12)	411,517	*
Mutya Harsch(13)	18,750	*
All Directors and Executive Officers as a Group (13 Persons)(14):	1,644,459	2.95%
________________________________________________________

* Less than 1%

(1) Based on information contained in Schedule 13G filed with the SEC on February 13, 2019, OrbiMed Capital LLC holds the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. No one such other person’s interest in the securities whose ownership is reported here relates to more than five percent of the class. Orbimed Capital LLC exercises investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. The business address of each of OrbiMed Capital LLC, Sven H. Borho and Jonathan T. Silverstein is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(2) Based on information contained in Schedule 13G/A filed with the SEC on February 14, 2019, Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) directly holds 4,661,824 ordinary shares. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the shares directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. The business address of each of Master Fund, Perceptive Advisors and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

(3) Based on information contained in Schedule 13G/A filed with the SEC on February 14, 2019, jointly by Great Point Partners LLC, a limited liability company organized under the laws of the State of Delaware (“Great Point”), Dr. Jeffery R. Jay, M.D. (“Dr. Jay”), and Mr. David Kroin (“Mr. Kroin”, and collectively with Dr. Jay and Great Point, in this footnote, the “Reporting Persons”). Pursuant to that Schedule 13G/A (i) Biomedical Value Fund, L.P. (“BVF”) is the record owner of 1,185,317 ordinary shares (the “BVF Shares”). Great Point is the investment manager of BVF. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BVF Shares, (ii) Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the record owner of 1,532,332 ordinary shares (the “BOVF Shares”). Great Point is the investment manager of BOVF, and each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BOVF Shares, (iii) GEF-SMA, LP (“GEF-SMA”) is the record owner of 1,181,420 ordinary shares (the “GEF-SMA Shares”). Great Point is the investment manager of GEF-SMA and each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-SMA Shares, and (iv) Class D Series of GEF-PS, L.P. (“GEF-PS”) is the record owner of 148,492 ordinary shares (the “GEF-PS Shares”). Great Point is the investment manager of GEF-PS and each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-PS Shares. The business address of each of the Reporting Persons is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(4) Consists of (i) 8,872 ordinary shares; (ii) 30,807 ordinary shares issuable upon exercise of outstanding options at a price of $4.69 per share; (iii) 182,500 ordinary shares issuable to ZEAS Technology and Science Management Ltd., a company beneficially owned by Stanley Hirsch, upon exercise of outstanding options at a price of $0.62 per share; (iv) 37,325 ordinary shares issuable upon vesting of outstanding options at a price of $5.02 per share, and (v) 27,000 ordinary shares issuable upon vesting of outstanding options at a price of $5.88 per share.

(5) Consists of (i) 8,086 ordinary shares issuable upon exercise of outstanding options at a price of $4.76 per share; (ii) 18,710 ordinary shares issuable upon exercise of outstanding options at a price of $5.06 per share, and (iii) 27,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share.

(6) Consists of (i) 8,086 ordinary shares issuable upon exercise of outstanding options at a price of $4.76 per share; (ii) 18,710 ordinary shares issuable upon exercise of outstanding options at a price of $5.06 per share, and (iii) 27,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share.

(7) Consists of (i) 4,849 ordinary shares; (ii) 8,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share, and (iii) 3,000 ordinary shares issuable upon exercise of outstanding options at a price of $10.80 per share.

(8) Consists of (i) 112,200 ordinary shares; (ii) 8,038 ordinary shares issuable upon exercise of outstanding options at a price of $4.69 per share; (iii) 18,662 ordinary shares issuable upon exercise of outstanding options at a price of $5.02 per share, and (vi) 24,000 ordinary shares issuable upon exercise of outstanding options at a price of $11.87 per share.

(9) Consists of (i) 8,038 ordinary shares issuable upon exercise of outstanding options at a price of $4.69 per share; (ii) 18,662 ordinary shares issuable upon exercise of outstanding options at a price of $5.02 per share, and (iii) 16,000 ordinary shares issuable upon exercise of outstanding options at a price of $7.09 per share.

(10) Consists of (i) 41,500 ordinary shares, and (ii) 15,625 ordinary shares issuable upon exercise of outstanding options at a price of $7.98 per share.

(11) Consists of (i) 52,522 ordinary shares; (ii) 18,750 ordinary shares issuable upon exercise of outstanding options at a price of $7.98 per share; (iii) 35,685 ordinary shares issuable upon exercise of outstanding options at a price of $10.22 per share; (iv) 45,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.04 per share; (v) 192,408 ordinary shares issuable upon exercise of outstanding options at a price of $7.14 per share; (vi) 122,894 ordinary shares issuable upon exercise of outstanding options at a price of $5.76 per share; (vii) 17,547 ordinary shares issuable upon exercise of outstanding options at a price of $5.06 per share, and (viii) 12,614 ordinary shares issuable upon vesting of outstanding restricted share units.

(12) Consists of (i) 34,284 ordinary shares; (ii) 5,469 ordinary shares issuable upon exercise of outstanding options at a price of $1.92 per share; (iii) 24,121 ordinary shares issuable upon exercise of outstanding options at a price of $5.46 per share; (iv) 18,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.77 per share; (v) 30,195 ordinary shares issuable upon exercise of outstanding options at a price of $10.31 per share; (vi) 45,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.34 per share; (vii) 164,128 ordinary shares issuable upon exercise of outstanding options at a price of $7.13 per share; (viii) 73,577 ordinary shares issuable upon exercise of outstanding options at a price of $5.22 per share; (ix) 8,773 ordinary shares issuable upon exercise of outstanding options at a price of $6.40 per share, and (x) 7,970 ordinary shares issuable upon vesting of outstanding restricted share units.

(13) Consists of (i) 12,500 ordinary shares issuable upon exercise of outstanding options at a price of $6.35 per share, and (ii) 6,250 ordinary shares issuable upon vesting of outstanding restricted share units.

(14) Includes an aggregate of (i) 259,267 ordinary shares (ii) 1,354,172 ordinary shares issuable upon exercise of outstanding options, and (iii) 31,020 ordinary shares issuable upon vesting of outstanding restricted share units.

Section 16(a) Beneficial Ownership Reporting Compliance

In 2018, we were no longer considered a “foreign private issuer” and began filing as a U.S. domestic filer under SEC regulations. As of January 1, 2018, our officers, directors and greater than 10% shareholders began to file forms pursuant to Section 16(a). In connection with this transition, we filed initial beneficial ownership forms on behalf of our executive officers and directors, and changes to beneficial ownership forms on Form 4 for our Section 16 officers and directors. All of our executive officers’ and directors’ Form 3s were filed 9 days late, on January 11, 2018. Form 4s were filed late on January 24, 2018, for the following executive officers: Mr. David Domzalski, Mr. Mitchell Shirvan, Mr. Russell Elliott, Mr. Alvin Howard, Mr. Yohan Hazot, and Mr. David Schuz. In addition, Mr. Meir Eini, who was an observer to our Board until he resigned on January 24, 2018, filed a late Form 3 and late Form 4, each dated January 18, 2018; Mr. Chaim Chizic, who was the other observer to our Board until he resigned on January 28, 2018, did not file a Form 3 or Form 4. In addition, we filed a Form 4 that was 12 days late on behalf of our director, Dr. Hirsch, in connection with warrants that automatically exercised in accordance with their terms. Also, on December 6, 2018, we filed a Form 4 that was 5 days late on behalf of our director, Dr. Schwartz, who purchased 112,200 ordinary shares over three days.

Family Relationships

There are no family relationships among our executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Related Persons

Separation Agreement with Dr. Dov Tamarkin.  In June 2017, we entered into a separation agreement with Dr. Dov Tamarkin following his termination of service as our Chief Executive Officer. As part of the separation agreement, as of July 1, 2017, Dr. Tamarkin agreed to serve as a consultant to us.  In January 2018, we reached an agreement with Dr. Tamarkin pursuant to which he discontinued his services as a consultant to us. In May 2018, following the termination of services of Dr. Tamarkin as a consultant, the separation agreement was amended. Pursuant to the amendment, the 137,428 options and 45,750 restricted share units to which Dr. Tamarkin was entitled for his services as CEO under the separation agreement were converted into a special, one-time payment of $192,500 in cash. As required under the Companies Law, this equity conversion was approved by our shareholders at our annual general meeting in 2018.

Consulting Agreement with Anthony Bruno.  In August 2018, we terminated our consulting agreement dated as of April 19, 2014, as amended in May 26, 2015, with Mr. Anthony Bruno, who joined the Board in November 2018. Pursuant to the consulting agreement, Mr. Bruno provided strategic consulting services to the Company. Mr. Bruno did not receive compensation from the Company in 2017 or 2018.  Upon termination of the consulting agreement, Mr. Bruno’s outstanding, unvested options became immediately exercisable pursuant to the terms of the consulting agreement, which provided for acceleration of the options upon termination. On February 26, 2019, Mr. Bruno’s options expired in accordance with their terms.

Arrangement with Dr. Darrell Rigel, Departing Director.  In November 2018, in connection with the retirement of Dr. Darrell Rigel from the Board and in consideration for his service as a director, we approved: (1) a retirement payment of $50,000 (or approximately $1,000 for every month of service as a director), (2) a waiver of the service requirements for Dr. Rigel’s outstanding but unvested option awards, and (3) the payment of director compensation to Dr. Rigel for the full year 2018, even though he retired one month short of the completion of 2018, in each case, subject to the receipt of shareholder approval as required under the Companies Law.

Arrangement with Dr. Dalia Megiddo, Departing Director.  In February 2019, in connection with the retirement of Dr. Dalia Megiddo from the Board, which will become effective upon the Meeting, and in consideration for her service as a director, we approved: (1) a retirement payment of $36,000 (or approximately $1,000 for every month of service as a director), and (2) a waiver of the service requirements for Dr. Megiddo’s outstanding but unvested option awards, in each case, subject to shareholder approval as required under the Companies Law.

Indemnification Agreements with Directors.  Our articles of association provide that we may indemnify each of our directors and officers to the fullest extent permitted by Israeli law. Accordingly, we have entered into standard indemnification agreements with each of our directors, whereby we have undertaken to indemnify each such director, in advance, for losses, damages, costs or expenses that such director may suffer or incur as a result of his or her actions or omissions in such capacity on behalf of the Company in certain circumstances and events, subject to the terms, conditions and limitations set out in the indemnification agreement.

Option Grants to Directors and Executive Officers. We have also made option grants to certain of our directors and executive officers, as specified in “Structure and Practices of the Board of Directors–Director Compensation” above.

  Employment Agreements with Executive Officers.  All of our named executive officers are at-will employees and have executed employment agreements with us, which include standard provisions regarding non-competition, non-solicitation, confidentiality and assignment of intellectual property rights to the Company.

Review, Approval or Ratification of Transactions with Related Persons

      The related party transactions described above were reviewed and approved in accordance with the provisions of the Companies Law and the Articles.

      Pursuant to the Companies Law, an “office holder” of a company (as defined under the Companies Law, which includes directors, the Chief Executive Officer, other executive officers and any other managers directly subordinate to the Chief Executive Officer), is required to promptly disclose any personal interest that he or she may have, and all related material information known to such person in connection with any existing or proposed transaction of the company.

Under the Companies Law, our Audit Committee is responsible for, inter alia, determining whether to approve certain related party transactions, including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under the Companies Law. See the description above in the “Audit Committee-Roles, responsibilities and procedure” section under the “Structure and Practices of the Board of Directors” heading. Notwithstanding, under the Companies Law, a related party transaction with respect to office holders’ terms of office and employment, including indemnification, exemption and insurance, does not require the approval of our audit committee, but requires the approval of our Compensation Committee, as further described below. We do not have a separate policy with respect to related party transactions.

Under the Companies Law, shareholder approval is required for, inter alia: (a) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the Compensation Committee, Board and shareholders are all required, (b) extraordinary transactions with controlling shareholders, by Special Majority and (c) terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative, by Special Majority. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the Board may approve an action by the office holder that would otherwise be deemed a breach of his or her fiduciary duty. However, a company may not approve a transaction or action that is not in the company’s interest or that is not performed by the office holder in good faith.

An extraordinary transaction in which an office holder has a personal interest requires approval first by a company

The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director, requires approval first by a company’s compensation committee, then by a company’s board of directors. If such compensation arrangement or an undertaking to indemnify or insure is inconsistent with a company’s compensation policy then in effect, or if the office holder is the chief executive officer (apart from a number of specific exceptions), then such arrangement is further subject to approval by a Special Majority. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board and shareholders by ordinary majority, in that order, and under certain circumstances, a Special Majority as aforesaid.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the relevant committee or board (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the audit committee or the board (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board (as applicable) on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

In addition, under the Companies Law, a merger requires approval of the shareholders of each of the merging companies.

OTHER MATTERS

The Board of the Company knows of no other matters to be presented for shareholder action at the upcoming Meeting. However, other matters may properly come before the Meeting or any adjournment or postponement thereof. If any other matter or matters are properly brought before the Meeting, the persons named as proxy holders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

NO DISSENTERS’ RIGHTS

The corporate action described in this proxy statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

SHAREHOLDER PROPOSALS

From time to time, shareholders may present proposals, including to nominate a candidate to serve on the Board of the Company, that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who– hold, in the aggregate, at least 1% of the voting power in the Company may submit a request to include an item to the agenda within seven days following the Company’s notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered (or within three days of the Company’s notice in other instances), provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition to the eligibility requirements under the Companies Law, our Articles specify additional procedural requirements for shareholder proposals. Under our Articles, a proposal must be delivered, either in person or by certified mail, postage prepaid, and received by us, (i) in the case of a general meeting that is an annual meeting, no less than 60 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual general meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual general meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business 120 days prior to such annual general meeting and no later than the close of business on the later of 90 days prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such annual general meeting is first made, and (ii) in the case of a general meeting that is an extraordinary meeting, no earlier than 120 days prior to such extraordinary general meeting and no later than the close of business on the later of 60 days prior to such extraordinary general meeting or the 10th day following the day on which public announcement of the date of such general meeting is first made, subject to applicable law.

Under our Articles, any shareholder entitled under applicable law to nominate a director for consideration at an annual general meeting of shareholders, as described above, may make such proposal only if a written notice of such shareholder’s intent to nominate a director shall have been given to the Chief Executive Officer within the periods set out in the prior paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the alternate nominees or nominees; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting (including the number of shares held of record by the shareholder) and intends to appear in person or by proxy at the meeting to nominate the alternate nominees or nominees; (c) a description of all arrangements or understandings between the shareholder and each alternate nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) the consent of each alternate nominee to serve as a director of the Company if so elected and (e) a declaration signed by each alternate nominee declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all of the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided. The Board may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2020 Annual General Meeting of Shareholders, shareholder proposals must be received by the Company not later than November 12, 2019, which is 120 days prior to the 12-month anniversary of the date this proxy statement was first released to shareholders with respect to the 2019 Annual General Meeting. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Additional requirements regarding shareholder proposals submitted for inclusion in the Company’s proxy materials for an annual general meeting can be found in the Articles, which is available as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018, as filed on February 28, 2019. Proposals should be addressed to: Foamix Pharmaceuticals Ltd., 2 Holzman St., Weizmann Science Park, Rehovot 7670402, Israel.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more shareholders reside if we reasonably believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instruction.

The Company is not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy statements, please contact us at 2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel; at Info@Foamix.com; or at +972-8-9316233.

This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q and 8-K, and formerly on Forms 20-F and 6-K, and all amendments to those reports, are available without charge through the Company’s website, www.foamix.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Code of Ethics, and our committee charters are also available at our website address mentioned above. Please note that, while these materials are available at our website, no other information contained on our website is incorporated by reference in or considered to be a part of this document.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, including our Annual Report on Form 10-K, at no cost to you, by writing to the Corporate Secretary of the Company at 2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel or by calling the Company at +972-8-9316233.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

By Order of the Board of Directors:

/s/ Dr. Stanley Hirsch Chairman of the Board of Directors

March  [●], 2019

APPENDIX A

Foamix Pharmaceuticals Ltd.

2019 Equity Incentive Plan

Adopted by the Board of Directors: February 28, 2019
 Approved by the Shareholders: April 10, 2019

1.          General.

(a)          Successor to and Continuation of 2015 Plan. The Plan is intended as the successor to and continuation of the Company’s 2015 Israeli Share Incentive Plan, as amended from time to time (the “2015 Plan”). From and after 12:01 a.m. Eastern Time on the Effective Date, no additional awards will be granted under the 2015 Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be granted under this Plan. All awards granted under the 2015 Plan will remain subject to the terms of the 2015 Plan.

(i)          Any shares that would otherwise remain available for future grants under the 2015 Plan as of 12:01 a.m. Eastern Time on the Effective Date (the “2015 Plan’s Available Reserve”) will cease to be available under the 2015 Plan at such time. Instead, that number of Shares equal to the 2015 Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Share Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii)          In addition, from and after 12:01 a.m. Eastern Time on the Effective Date, any shares subject, at such time, to outstanding share awards granted under the 2015 Plan or the Company’s 2009 Israeli Share Incentive Plan (together with the 2015 Plan, the “Prior Plans”) that (i) expire or terminate for any reason prior to exercise or settlement; or (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares and that would, in either case, have returned to the share reserve under the Prior Plans pursuant to the terms of the Prior Plans (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

(b)          Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)          Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Share Options, (ii) Nonstatutory Share Options, (iii) Share Appreciation Rights, (iv) Restricted Share Awards, (v) Restricted Share Unit Awards, (vi) Performance Share Awards, (vii) Performance Cash Awards, and (viii) Other Share Awards.

(d)          Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Shares.

2.          Administration.

(a)          Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)          Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)          To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Shares under the Award; (E) the number of Shares subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Share Award.

(ii)          To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)          To settle all controversies regarding the Plan and Awards granted under it.

(iv)          To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or Shares may be issued in settlement thereof).

(v)          To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)          To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Share Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Share Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of Shares available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which Shares may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)          To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive share options” or (B) Rule 16b-3.

(viii)          To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion (including, without limitation, the limits set forth in Sections 8(c) and 8(m) below); provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Share Option under Section 422 of the Code; (B) to change the terms of an Incentive Share Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Share Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)          Delegation to Committee.

(i)          General. Subject to the provisions of Applicable Law, the Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, (and references in this Plan to the Board will thereafter be to the Committee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)          Rule 16b-3 Compliance. In cases where a Committee’s actions are required to comply with Rule 16b-3, the relevant Committee shall consist solely of two or more directors that qualify as Non-Employee Directors, in accordance with Rule 16b-3.

(d)          Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)          No Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Shares in exchange for cash or other Share Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.          Shares Subject to the Plan.

(a)          Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Shares that may be issued pursuant to Share Awards will not exceed: (i) 6,000,000 Shares, plus (ii) the number of Shares subject to the 2015 Plan’s Available Reserve, plus (iii) the number of Shares that are Returning Shares, as such shares become available from time to time (collectively, the “Share Reserve”). The issuance of Substitute Awards will not reduce the number of shares available for issuance under the Plan.

(b)          Reversion of Shares to the Share Reserve.

(i)          Shares Available for Subsequent Issuance. The following Shares will become available again for issuance under the Plan: (A) any shares subject to a Share Award that are not issued because such Share Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Share Award having been issued; (B) any shares issued pursuant to a Share Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)          Shares Not Available for Subsequent Issuance. The following Shares will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a Share Award granted under the Plan or a share award granted under the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by or otherwise tendered or remitted to the Company to satisfy a tax withholding obligation in connection with a Share Award granted under the Plan or a share award granted under the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a Share Award granted under the Plan or a share award granted under the Prior Plans; and (D) in the event that a Share Appreciation Right granted under the Plan or a share appreciation right granted under the 2015 Plan is settled in Shares, the gross number of Shares subject to such award.

(c)          Incentive Share Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Share Options will be equal to 11,980,554.

(d)          Limitation on Grants to Non-Employee Directors. The (i) maximum number of Shares subject to Share Awards granted under the Plan or otherwise during any one calendar year (beginning with the 2018 calendar year) to any Non-Employee Director, taken together with the (ii) cash fees paid by the Company to such Non-Employee Director during such calendar year, and in both cases for service on the Board, will not exceed the amounts set forth in the Company’s shareholder-approved compensation policy.

(e)          Source of Shares. The shares issuable under the Plan will be Shares of authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market or otherwise.

4.          Eligibility.

(a)          Eligibility for Specific Share Awards. Incentive Share Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Share Awards other than Incentive Share Options may be granted to Employees, Directors and Consultants; provided, however, that Share Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the share underlying such Share Awards is treated as “service recipient share” under Section 409A of the Code (for example, because the Share Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Share Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Share Awards comply with the distribution requirements of Section 409A of the Code.

(b)          Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Share Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.          Provisions Relating to Options and Share Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Share Options or Nonstatutory Share Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Share Option, or if an Option is designated as an Incentive Share Option but some portion or all of the Option fails to qualify as an Incentive Share Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Share Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)          Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)          Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders and except in the case of Substitute Awards, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Shares subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Shares subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or share appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in Share equivalents.

(c)          Purchase Price for Options. The purchase price of Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)          by cash, check, bank draft or money order payable to the Company;

(ii)          pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the share subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)          by delivery to the Company (either by actual delivery or attestation) of Shares;

(iv)          if an Option is a Nonstatutory Share Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)          in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)          Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Share Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Shares equal to the number of Share equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Share equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)          Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine; provided, however, that in no event may Options and SARs be transferred to a third-party financial institution. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)          Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws, including to such relatives, trusts, foundations and charities with respect to whom (or which) transfers are permitted by Applicable Law. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)          Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Share Option, such Option may be deemed to be a Nonstatutory Share Option as a result of such transfer.

(iii)          Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)          Vesting Generally. The total number of Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Shares as to which an Option or SAR may be exercised.

(g)          Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)          Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Shares received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)          Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)          Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)          Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)          Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Share Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Share Awards and are hereby incorporated by reference into such Share Award Agreements.

6.          Provisions of Share Awards other than Options and SARs.

(a)          Restricted Share Awards. Each Restricted Share Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s Articles of Association, at the Board’s election, Shares may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Share Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Share Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements need not be identical. Each Restricted Share Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)          Vesting. Shares awarded under the Restricted Share Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the Shares held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Share Award Agreement.

(iv)          Transferability. Rights to acquire Shares under the Restricted Share Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Award Agreement, as the Board will determine in its sole discretion, so long as Shares awarded under the Restricted Share Award Agreement remains subject to the terms of the Restricted Share Award Agreement.

(b)          Restricted Share Unit Awards. Each Restricted Share Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Share Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Unit Award Agreements need not be identical. Each Restricted Share Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration. At the time of grant of a Restricted Share Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each Share subject to the Restricted Share Unit Award. The consideration to be paid (if any) by the Participant for each Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)          Vesting. At the time of the grant of a Restricted Share Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate.

(iii)          Payment. A Restricted Share Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Share Unit Award Agreement.

(iv)          Additional Restrictions. At the time of the grant of a Restricted Share Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Restricted Share Unit Award to a time after the vesting of such Restricted Share Unit Award.

(v)          Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Share Unit Award Agreement, such portion of the Restricted Share Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)          Performance Awards.

(i)          Performance Share Awards. A Performance Share Award is a Share Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Share Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Share Awards.

(ii)          Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or the Committee, in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

(d)          Other Share Awards. Other forms of Share Awards valued in whole or in part by reference to, or otherwise based on, Shares, including the appreciation in value thereof  may be granted either alone or in addition to Share Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Share Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Share Awards and all other terms and conditions of such Other Share Awards.

7.          Covenants of the Company.

(a)          Availability of Shares. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

(b)          Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Share Awards and to issue and sell Shares upon exercise of the Share Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Share Award or any Shares issued or issuable pursuant to any such Share Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares upon exercise of such Share Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)          No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Share Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.          Miscellaneous.

(a)          Use of Proceeds from Sales of Shares. Proceeds from the sale of Shares pursuant to Awards will constitute general funds of the Company.

(b)          Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)          Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Shares under, the Award pursuant to its terms, and (ii) the issuance of the Shares subject to such Award has been entered into the books and records of the Company.

(d)          No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Articles of Association of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)          Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)          Incentive Share Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Share Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Share Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)          Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(h)          Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Shares from the Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Shares are withheld with a value exceeding an amount of tax calculated based on the maximum statutory tax rates in a Participant’s applicable tax jurisdiction (or such other amount as may be necessary to avoid classification of the Share Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) a “sell to cover” arrangement; or (vi) by such other method as may be set forth in the Award Agreement.

(i)          Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)          Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)          Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)          Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(m)          Dividends and Dividend Equivalents. Dividends and dividend equivalents may be credited in respect of Shares covered by a Share Award (other than Options and Share Appreciation Rights), as determined by the Board and contained in the applicable Award Agreement. At the sole discretion of the Board, such dividends and dividend equivalents may be converted into additional Shares covered by the Share Award in such manner as determined by the Board. Any additional shares or cash payments covered by the Share Award credited by reason of such dividends or dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate. Notwithstanding anything to the contrary in this Plan or any Award Agreement, dividends and dividend equivalents shall not be paid in respect of Shares covered by a Share Award until such Shares vest pursuant to the applicable Award Agreement.

(n)          Rules Applicable to Specific Countries.  Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an annex, and to the extent that the terms and conditions set forth in such annex conflict with any provisions of the Plan, the provisions of the annex shall govern unless impermissible under Applicable Law.  The adoption of any such annex shall be subject to the approval of the Board.

9.          Adjustments upon Changes in Shares; Other Corporate Events.

(a)          Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Share Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of share subject to outstanding Share Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)          Dissolution. Except as otherwise provided in the Share Award Agreement, in the event of a Dissolution of the Company, all outstanding Share Awards (other than Share Awards consisting of vested and outstanding Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Share Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Share Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Share Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c)          Transactions. The following provisions shall apply to Share Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Share Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Share Award. Subject to the foregoing sentence, in the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Share Awards, contingent upon the closing or completion of the Transaction:

(i)          arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Share Award or to substitute a similar share award for the Share Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii)          arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Share Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)          accelerate the vesting, in whole or in part, of the Share Award (and, if applicable, the time at which the Share Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Share Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

(iv)          arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Share Award;

(v)          cancel or arrange for the cancellation of the Share Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)          make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Share Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Share Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Share Award.

10.          Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Share Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.          Existence of the Plan.

The Plan will become effective on the Effective Date.

12.          Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.          Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)          “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)          “Applicable Law” means the legal requirements applicable to the administration of equity incentive plans, any applicable laws, rules and regulations in Israel and in any country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time including any Stock Exchange rules or regulations;

(c)          “Award” means a Share Award or a Performance Cash Award.

(d)          “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Capital Shares” means each and every class of shares of the Company, regardless of the number of votes per share.

(g)          “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Share Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, spin-off, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)          “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)          any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company; (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)          there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)          there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;

(iv)          the complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation;

(v)          individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(j)          “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)          “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)          “Company” means Foamix Pharmaceuticals Ltd, an Israeli company.

(m)          “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)          “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)          a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)          a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)          a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder

(p)          “Director” means a member of the Board.

(q)          “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a) (2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)          “Dissolution” means when the Israeli Registrar of Companies has registered the dissolution of the Company in the Israeli Registrar of Companies. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s)          “Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on April 10, 2019, provided this Plan is approved by the Company’s shareholders at such meeting.

(t)          “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)          “Entity” means a corporation, partnership, limited liability company or other entity.

(v)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)          “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of share of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x)          “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)          If the Shares are listed on any established share exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the Board, the closing sales price for such share as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, as reported in a source the Board deems reliable.

(ii)          Unless otherwise provided by the Board, if there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)          In the absence of such markets for the Shares, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)          “Incentive Share Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive share option” within the meaning of Section 422 of the Code.

(z)          “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa)          “Nonstatutory Share Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Share Option.

(bb)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)          “Option” means an Incentive Share Option or a Nonstatutory Share Option to purchase Shares granted pursuant to the Plan.

(dd)          “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)          “Other Share Award” means an award based in whole or in part by reference to the Shares which are granted pursuant to the terms and conditions of Section 6(d).

(gg)          “Other Share Award Agreement” means a written agreement between the Company and a holder of an Other Share Award evidencing the terms and conditions of an Other Share Award grant. Each Other Share Award Agreement will be subject to the terms and conditions of the Plan.

(hh)          “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)          “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Share Award.

(jj)          “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)          “Performance Criteria” means the one or more criteria that the Board or the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and share-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), share-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), share-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total shareholder return; (x) return on equity or average shareholder’s equity; (xi) return on assets, investment, or capital employed; (xii) share price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) shareholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) other measures of performance selected by the Board or the Committee.

(ll)          “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board or the Committee is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of the Company by reason of any share dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of share based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body; and (13) to make other appropriate adjustments selected by the Board or the Committee.

(mm)          “Performance Period” means the period of time selected by the Board or the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Share Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or the Committee.

(nn)          “Performance Share Award” means a Share Award granted under the terms and conditions of Section 6(c)(i).

(oo)          “Plan” means this Foamix Pharmaceuticals Ltd. 2019 Equity Incentive Plan.

(pp)          “Restricted Share Award” means an award of Shares which are granted pursuant to the terms and conditions of Section 6(a).

(qq)          “Restricted Share Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Award evidencing the terms and conditions of a Restricted Share Award grant. Each Restricted Share Award Agreement will be subject to the terms and conditions of the Plan.

(rr)          “Restricted Share Unit Award” means a right to receive Shares which are granted pursuant to the terms and conditions of Section 6(b).

(ss)          “Restricted Share Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Unit Award evidencing the terms and conditions of a Restricted Share Unit Award grant. Each Restricted Share Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)          “Securities Act” means the Securities Act of 1933, as amended.

(vv)          “Share” means an ordinary share, NIS 0.16 par value, of the Company

(ww)          “Share Appreciation Right” or “SAR” means a right to receive the appreciation on Shares that are granted pursuant to the terms and conditions of Section 5.

(xx)          “Share Appreciation Right Agreement” means a written agreement between the Company and a holder of a Share Appreciation Right evidencing the terms and conditions of a Share Appreciation Right grant. Each Share Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy)          “Share Award” means any right to receive Shares granted under the Plan, including an Incentive Share Option, a Nonstatutory Share Option, a Restricted Share Award, a Restricted Share Unit Award, a Share Appreciation Right, a Performance Share Award or any Other Share Award.

(zz)          “Share Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Share Award grant. Each Share Award Agreement will be subject to the terms and conditions of the Plan.

(aaa)          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Capital Shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, share of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb)          “Substitute Award” means an Award issued in connection with a merger or acquisition in connection with the assumption of, or substitution for, an existing award.

(ccc)          “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) share possessing more than 10% of the total combined voting power of all classes of share of the Company or any Affiliate.

(ddd)          “Transaction” means a Corporate Transaction or a Change in Control.

Foamix Pharmaceuticals Ltd.

2019 Equity Incentive Plan

Sub-Plan for Israeli Participants

1.          General

(a)          This sub-plan (the “Sub-Plan”) shall apply only to Participants who are residents of the State of Israel upon the date of grant of the Award, as defined below in Section 2, or who are deemed Israeli tax residents (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Foamix Pharmaceuticals Ltd. 2019 Stock Incentive Plan (hereinafter the “Plan”).

(b)          This Sub-Plan is adopted pursuant to the authority of the Board under section 2(b)(x) and section 8(n) of the Plan. This Sub-Plan is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Sub-Plan does not add to or modify the Plan in respect of any other category of Participants.

(c)          The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

(d)          Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

2.          Definitions

(a)          “102 Award” means any Award issued to an Approved Israeli Participant pursuant to Section 102 of the Ordinance.

(b)          “Approved Israeli Participant” means an Israeli Participant who is an employee, director or an officer of the Company or any Israeli resident Affiliate, excluding any Controlling Share Holder of the Company.

(c)          “Award” means any Share Award granted under the Plan but excluding Share Awards settled in cash with Options granted to Israeli Participants being designated as Nonstatutory Options unless otherwise determined by the Board.

(d)          “Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(e)           “Controlling Share Holder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

(f)          “ITA” means the Israeli Tax Authority.

(g)          “Israeli Award Agreement” means the Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

(h)           “Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(i)          “Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(j)           “Ordinance” means the Israeli Income Tax Ordinance [New Version] – 1961, as now in effect or as hereafter amended.

(k)          “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(l)           “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

(m)           “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

(n)          "Trustee 102 Award” means a 102 Award granted to an Approved Israeli Participant pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Participant.

(o)          "Unapproved Israeli Participant” means an Israeli Participant who is not an Approved Israeli Participant, including a consultant or a Controlling Share Holder of the Company.

3.          Issuance of Awards

(a)          The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

(b)          The grant of Trustee 102 Awards shall be subject to this Sub-Plan and shall not become effective prior to the lapse of 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA.

(c)          Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

(d)          No Trustee 102 Award may be granted under this Sub-Plan to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Sub-Plan (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

(e)          All Trustee 102 Awards must be held in trust by the Trustee, as described in Section 4 below.

(f)          The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

(g)          Awards granted to Unapproved Israeli Participants shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

4.          Trustee

(a)          Trustee 102 Awards which shall be granted under this Sub-Plan and/or any Share allocated or issued upon grant, vesting or exercise of a Trustee 102 Award and/or other Shares received following any realization of rights under the Plan, shall be allocated or issued to the Trustee for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards or as Awards which are not subject to Section 102, all in accordance with the provisions of Section 102.

(b)          With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any Share received upon the grant, vesting or exercise of a Trustee 102 Award and/or any Share received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

(c)          Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon grant, vesting or exercise of a Trustee 102 Award unless the Company and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

(d)          Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

5.          The Awards

The terms and conditions upon which the Awards shall be issued and exercised or vest, shall be specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Sub-Plan.  Each Israeli Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA or Non-Trustee 102 Award or any Award granted to Unapproved Israeli Participant), and any applicable vesting provisions and exercise price that may be payable. For the avoidance of doubt it is clarified that there is no obligation for uniformity of treatment of Israeli Participants and that the terms and conditions of Awards need not be the same with respect to each Israeli Participant (whether or not such Israeli Participants are similarly situated).

6.          Exercise and Vesting of Awards

The grant, vesting and exercise of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company (including the provisions of the Plan) and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

7.          Assignability, Designation and Sale of Awards

(a)          The provisions of the Plan with respect to any transfer of Awards shall apply to awards granted pursuant to the Sub-Plan; provided, however, that any such transfer will be subject to applicable tax withholding.

(b)          As long as Awards or Shares issued or purchased hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.          Integration of Section 102 and Approvals from the ITA

(a)          With regard to Trustee 102 Awards, the provisions of the Plan and/or the Sub-Plan and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Award Agreement.

(b)          Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Award Agreement, shall be considered binding upon the Company and the Israeli Participants.

9.          Tax Consequences

(a)          Any tax consequences arising from the grant, purchase, exercise, vesting or sale of any Award, from the payment for or sale of Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

(b)          The Company and/or, when applicable, the Trustee shall not be required to release any Award or Share to an Israeli Participant until all required Tax payments have been fully made.

(c)          Approved Awards that do not comply with the requirements of Section 102 shall be considered Non-Approved 102 Awards or Awards subject to tax under Section 3(i) or 2 of the Ordinance.

(d)          With respect to Non-Trustee 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Affiliate, or otherwise if so requested by the Company or the Affiliate, the Israeli Participant shall extend to the Company and/or the Affiliate a security or guarantee for the payment of Tax due at the time of sale of Shares, in accordance with the provisions of Section 102.

(e)          Should any provision in the Plan and/or Sub-Plan disqualify the Plan and/or Sub-Plan and/or the Awards granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall be considered invalid either permanently or until the ITA provides approval of compliance with Section 102.

10.          One Time Benefit

The Awards and underlying Shares are extraordinary, one-time Awards granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under applicable law, nor shall receipt of an award entitle a Participant to any future Awards.

APPENDIX B

Foamix Pharmaceuticals Ltd.

2019 Employee Share Purchase Plan

Adopted by the Board of Directors: February 28, 2019
 Approved by the Shareholders: April 10, 2019

1.          General; Purpose.

(a)          The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase Shares.  The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Share Purchase Plan.

(b)          The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.          Administration.

(a)          The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)          The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)          To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)          To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii)          To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)          To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)          To suspend or terminate the Plan at any time as provided in Section 12.

(vi)          To amend the Plan at any time as provided in Section 12.

(vii)          Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Share Purchase Plan.

(viii)          To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

(c)          Subject to the provisions of Applicable Law, the Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee (and references in this Plan to the Board will thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.  Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)          All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.          Shares Subject to the Plan.

(a)          Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of Shares that may be issued under the Plan will not exceed 5,400,000 Shares.

(b)          If any Purchase Right granted under the Plan terminates without having been exercised in full, the Shares not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)          The Shares purchasable under the Plan will be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market.

4.          Grant of Purchase Rights; Offering.

(a)          The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)          If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)          The Board will have the discretion to structure an Offering so that if the Fair Market Value of a Share on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a Share on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.          Eligibility.

(a)          Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation.  Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years.  In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code. The Board may also exclude from participation in the Plan or any Offering Employees who are "highly compensated employees" (within the meaning of Section 414(q) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

(b)          The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering.  Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)          the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)          the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)          the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)          No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Related Corporation.  For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the share ownership of any Employee, and shares which such Employee may purchase under all outstanding Purchase Rights and options will be treated as shares owned by such Employee.

(d)          As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Share Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase shares of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such shares (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)          Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.          Purchase Rights; Purchase Price.

(a)          On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of Shares purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)          The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and Shares will be purchased in accordance with such Offering.

(c)          In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of Shares that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date under the Offering.  If the aggregate purchase of Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the Shares (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)          The purchase price of Shares acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)          an amount equal to 85% of the Fair Market Value of the Shares on the Offering Date; or

(ii)          an amount equal to 85% of the Fair Market Value of the Shares on the applicable Purchase Date.

7.          Participation; Withdrawal; Termination.

(a)          An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law or regulations requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering).  If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.  If required under applicable law or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

(b)          During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company.  The Company may impose a deadline before a Purchase Date for withdrawing.  Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)          Unless otherwise required by applicable law or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d)          During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.  Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)          Unless otherwise specified in the Offering or required by applicable law or regulations, the Company will have no obligation to pay interest on Contributions.

8.          Exercise of Purchase Rights.

(a)          On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of Shares, up to the maximum number of Shares permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares will be issued unless specifically provided for in the Offering.

(b)          Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of Shares on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by applicable law or regulations).

(c)          No Purchase Rights may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.  If on a Purchase Date the Shares are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the Shares are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date.  If, on the Purchase Date, as delayed to the maximum extent permissible, the Shares are not registered and the Plan is not in material compliance with all applicable laws and regulations, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.          Covenants of the Company.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell Shares thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable.  If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Shares under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Shares upon exercise of such Purchase Rights.

10.          Designation of Beneficiary.

(a)          The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any Shares and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant.  The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)            If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any Shares and/or Contributions to the executor or administrator of the estate of the Participant.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.          Adjustments upon Changes in Shares; Corporate Transactions.

(a)          In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering.  The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)          In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the shareholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Shares (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.          Amendment, Termination or Suspension of the Plan.

(a)          The Board may amend the Plan at any time in any respect the Board deems necessary or advisable.  However, except as provided in Section 11(a) relating to Capitalization Adjustments, shareholder approval will be required for any amendment of the Plan for which shareholder approval is required by applicable law, regulations or listing requirements.

(b)          The Board may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)          Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Share Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.  To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.          Effective Date of Plan.

The Plan will become effective on April 10, 2019, if approved by the shareholders of the Company.  No Purchase Rights will be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.          Miscellaneous Provisions.

(a)          Proceeds from the sale of Shares pursuant to Purchase Rights will constitute general funds of the Company.

(b)          A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Purchase Rights unless and until the Participant’s Shares acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)          The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)          The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)          If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)          If any provision of the Plan does not comply with applicable law or regulations, such provision shall be construed in such a manner as to comply with applicable law or regulations.

15.          Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)          “Applicable Law” means the legal requirements applicable to the administration of equity incentive plans, any applicable laws, rules and regulations in Israel and in any country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time including any Stock Exchange rules or regulations;

(b)           “Board” means the Board of Directors of the Company.

(c)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)          “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)          “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)          “Company” means Foamix Pharmaceutics Ltd., an Israeli company.

(g)          “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)          “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)          a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)          a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)          a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)          “Director” means a member of the Board.

(j)          “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k)          “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(l)          “Employee Share Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee share purchase plan,” as that term is defined in Section 423(b) of the Code.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(n)          “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)          If the Shares are listed on any established share exchange or traded on any established market, the Fair Market Value of a Share will be the closing sales price for such shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, as reported in such source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)          In the absence of such markets for the Shares, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code.

(o)           “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(p)          “Offering Date” means a date selected by the Board for an Offering to commence.

(q)          “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(r)          “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(s)          “Plan” means this Foamix Pharmaceutics, Ltd. 2019 Employee Share Purchase Plan.

(t)          “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of Shares will be carried out in accordance with such Offering.

(u)          “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(v)          “Purchase Right” means an option to purchase Shares granted pursuant to the Plan.

(w)          “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x)          “Securities Act” means the Securities Act of 1933, as amended.

(y)          “Share” means an ordinary share, NIS 0.16 par value each, of the Company.

(z)          “Trading Day” means any day on which the exchange(s) or market(s) on which Shares are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Foamix Pharmaceuticals Ltd.

2019 Employee Share Purchase Plan

Sub-Plan for Israeli Participants

1.          General

(a)          This sub-plan (the “Sub-Plan”) shall apply only to Eligible Employees who are residents of the State of Israel upon the Purchase Date (collectively, “Israeli Eligible Employees”). The provisions specified hereunder shall form an integral part of the Foamix Pharmaceuticals Ltd. 2019 Employee Share Purchase Plan (hereinafter the “Plan”).

(b)          This Sub-Plan is adopted pursuant to the authority of the Board under section 2(b)(viii) of the Plan. This Sub-Plan is to be read as a continuation of the Plan and modifies Purchase Rights granted to Israeli Eligible Employees only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time and in order to comply with any approval or ruling received by the Company in relation thereof.  This Sub-Plan does not add to or modify the Plan in respect of any other category of Eligible Employees.

(c)          The purpose of this Sub-plan is to provide a method whereby Israeli Eligible Employees may be offered an opportunity to purchase Shares that qualify for favorable tax treatment under Section 102 of the Ordinance, as defined in Section 2.

(d)          The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

(e)          Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

2.          Definitions

(a)          “102 Purchase Right” means any Purchase Right issued to an Approved Israeli Eligible Employee pursuant to Section 102 of the Ordinance.

(b)          “Approved Israeli Eligible Employee” means an Israeli Eligible Employee who is not a Controlling Share Holder of the Company.

(c)          “Capital Gain Purchase Right” or “CGA” means a Trustee 102 Purchase Right elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(d)           “Controlling Share Holder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

(e)          “ITA” means the Israeli Tax Authority.

(f)          “Israeli Purchase Right Agreement” means the enrollment form completed by the Israeli Eligible Employee electing to participate in the Plan and receive Purchase Rights.

(g)          “Non-Trustee 102 Purchase Right” means a 102 Purchase Right granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(h)          “Ordinary Income Purchase Right” or “OIA” means a Trustee 102 Purchase Right elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(i)           “Ordinance” means the Israeli Income Tax Ordinance [New Version] – 1961, as now in effect or as hereafter amended.

(j)          “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(k)           “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

(l)           “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

(m)          "Trustee 102 Purchase Right” means a 102 Purchase Right granted to an Approved Israeli Eligible Employee pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Eligible Employee.

(n)          "Unapproved Israeli Eligible Employee” means an Israeli Eligible Employee who is a Controlling Share Holder of the Company.

3.          Issuance of Purchase Rights

(a)          The Company may designate Purchase Rights granted to Approved Israeli Eligible Employees pursuant to Section 102 as Trustee 102 Purchase Rights or Non-Trustee 102 Purchase Rights.

(b)          The grant of Trustee 102 Purchase Rights shall be subject to this Sub-Plan and shall not become effective prior to the lapse of 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA and the provisions of the tax ruling received in relation to the Plan.

(c)          Trustee 102 Purchase Rights may either be classified as Capital Gain Purchase Rights (CGAs) or Ordinary Income Purchase Rights (OIAs).

(d)          No Trustee 102 Purchase Right may be granted under this Sub-Plan to any Approved Israeli Eligible Employee, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Purchase Rights, whether CGAs or OIAs, that will be granted under the Plan and this Sub-Plan (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Purchase Right under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Purchase Rights. The Election shall obligate the Company to grant only the type of Trustee 102 Purchase Right it has elected, and shall apply to all Israeli Eligible Employees who are granted Trustee 102 Purchase Rights during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Non-Trustee 102 Purchase Rights simultaneously.

(e)          All Trustee 102 Purchase Rights must be held in trust by the Trustee, as described in Section 4 below.

(f)          Any Trustee 102 Purchase Rights shall be subject to any tax ruling received by the Company or any Employing Company in relation to the Plan and the Sub-plan (“Tax Ruling”).

(g)          The designation of Non-Trustee 102 Purchase Rights and Trustee 102 Purchase Rights shall be subject to the terms and conditions set forth in Section 102 and the Tax Ruling.

(h)          Purchase Rights granted to Unapproved Israeli Eligible Employees shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

4.          Trustee

(a)          Trustee 102 Purchase Rights which shall be granted under this Sub-Plan and/or any Share issued upon exercise of a Trustee 102 Purchase Right and/or other Shares received following any realization of rights under the Plan, shall be allocated or issued to the Trustee for the benefit of the Approved Israeli Eligible Employees, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Purchase Rights are not met, the Trustee 102 Purchase Rights may be regarded as Non-Trustee 102 Purchase Rights or as Purchase Rights which are not subject to Section 102, all in accordance with the provisions of Section 102.

(b)          With respect to any Trustee 102 Purchase Right, subject to the provisions of Section 102, an Approved Israeli Eligible Employee shall not sell or release from trust any Share received upon the exercise of a Trustee 102 Purchase Right and/or any Share received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Eligible Employee. In the event a stock dividend is declared and/or other rights are granted with respect to Shares issued upon exercise of Trustee 102 Stock Purchase Rights, such stock dividend and/or other rights shall also be deposited with the Trustee and will be subject to the provisions of this Section 4.  The Holding Period for Shares and/or rights shall be measured from the commencement of the Holding Period for the Trustee 102 Stock Purchase Rights and Share with respect to which the stock dividend was declared and/or other rights were granted

(c)          In the event a cash dividend is paid on the Shares, the Trustee shall transfer the dividend proceeds to the Approved Israeli Eligible Employee after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

(d)          Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon exercise of a Trustee 102 Purchase Right unless the Company and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

(e)          Upon receipt of any Trustee 102 Purchase Right, the Approved Israeli Eligible Employee will consent to the grant of the Purchase Right under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

5.          The Purchase Rights

Purchase Rights which are Trustee 102 Purchase Rights will not be satisfied using reacquired shares unless approved by the ITA.

6.          Assignability, Designation and Sale of Purchase Rights

(a)          In addition to section 7(d) of the Plan no Purchase Right or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Purchase Right given to any third party whatsoever, and during the lifetime of the Israeli Eligible Employee, each and all of such Israeli Eligible Employee’s rights with respect to an Purchase Right shall belong only to the Israeli Eligible Employee. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

(b)          As long as Purchase Rights or Shares issued or purchased hereunder are held by the Trustee on behalf of the Israeli Eligible Employee, all rights of the Israeli Eligible Employee over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

7.          Integration of Section 102 and Approvals from the ITA

(a)          With regard to Trustee 102 Purchase Rights, the provisions of the Plan and/or the Sub-Plan and/or the Israeli Purchase Right Agreement shall be subject to the provisions of Section 102, the Tax Ruling and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Purchase Right Agreement.

(b)          Any provision of Section 102 and/or the Tax Ruling and/or any approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Purchase Right Agreement, shall be considered binding upon the Company and the Israeli Eligible Employees.

8.          Tax Consequences

(a)          Any tax consequences arising from the grant, exercise, or sale of any Purchase Right or Shares or from any other event or act (of the Company, and/or its Related Corporations, and the Trustee or the Israeli Eligible Employee), hereunder, shall be borne solely by the Israeli Eligible Employee. The Company and/or its Related Corporations, and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Eligible Employee agrees to indemnify the Company and/or its Related Corporations and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Eligible Employee. All taxes shall be in accordance with the Tax Ruling.

(b)          The Company and/or, when applicable, the Trustee shall not be required to release any Share to an Israeli Eligible Employee until all required Tax payments have been fully made.

(c)          Approved Purchase Rights and any applicable Shares that do not comply with the requirements of Section 102 and the Tax Ruling shall be considered Non-Approved 102 Purchase Rights or Purchase Rights subject to tax under Section 3(i) or 2 of the Ordinance.

(d)          With respect to Non-Trustee 102 Purchase Rights, if the Israeli Eligible Employee ceases to be employed by the Company or any Related Corporation, or otherwise if so requested by the Company or the Related Corporation, the Israeli Eligible Employee shall extend to the Company and/or the Related Corporation a security or guarantee for the payment of Tax due at the time of sale of Shares, in accordance with the provisions of Section 102.

(e)          Should any provision in the Plan and/or Sub-Plan disqualify the Plan and/or Sub-Plan and/or the Purchase Rights granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall be considered invalid either permanently or until the ITA provides approval of compliance with Section 102.

9.          One Time Benefit

(a)          The Purchase Rights and underlying Shares are extraordinary, one-time benefit granted to the Eligible Employees, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under applicable law.

FOAMIX PHARMACEUTICALS LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
APRIL 10, 2019

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING. PLEASE BE CERTAIN TO COMPLETE ITEMS 1-9 BELOW AS WELL.	Please mark your votes like this	☒

			For	Against	Abstain
1.
Appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and authorize the Board (or the Audit Committee, if such authority is delegated to it by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services;
			☐	☐	☐

			For	Against	Abstain
2(a)	Ratify the appointment of Mr. Anthony Bruno as director of the Company;		☐	☐	☐

			For	Against	Abstain
2(b)	Ratify the appointment of Ms. Sharon Barbari as director of the Company;		☐	☐	☐

			For	Against	Abstain
3(a)	Approve certain retirement payment and benefits for Dr. Darrell Rigel, as set out in sub-clause (a) of Proposal 3 of the Company’s proxy statement;		☐	☐	☐

For purposes of Proposal 3(a) please confirm that you are NOT a “controlling shareholder” as such term is defined in the Israeli Companies Law and that you do NOT have a personal interest in the approval of Proposal 3(a). (Note: Vote “For” to confirm that you are NOT a controlling shareholder or have a personal interest. Vote “Against” if you are. If you do not mark any box, it will be deemed that you are NOT a controlling stockholder and that you do NOT have a personal interest).
	For ☐	Against ☐

			For	Against	Abstain
3(b)	Approve certain retirement payment and benefits for Dr. Dalia Megiddo, as set out in sub-clause (b) of Proposal 3 of the Company’s proxy statement;		☐	☐	☐

For purposes of Proposal 3(b) please confirm that you are NOT a “controlling shareholder” as such term is defined in the Israeli Companies Law and that you do NOT have a personal interest in the approval of Proposal 3(b). (Note: Vote “For” to confirm that you are NOT a controlling shareholder or have a personal interest. Vote “Against” if you are. If you do not mark any box, it will be deemed that you are NOT a controlling stockholder and that you do NOT have a personal interest).
	For ☐	Against ☐

			For	Against	Abstain
4.	Approve the Company’s 2019 Equity Incentive Plan;		☐	☐	☐

			For	Against	Abstain
5.	Approve the Company’s 2019 Employee Stock Purchase Plan;		☐	☐	☐

			For	Against	Abstain
6(a)	Approve an increase in Mr. Domzalski’s annual base salary to $560,000, effective January 1, 2019, as set out under sub-clause (a) of Proposal 6 in the Company’s proxy statement;		☐	☐	☐

For purposes of Proposal 6(a) please confirm that you are NOT a “controlling shareholder” as such term is defined in the Israeli Companies Law and that you do NOT have a personal interest in the approval of Proposal 6(a). (Note: Vote “For” to confirm that you are NOT a controlling shareholder or have a personal interest. Vote “Against” if you are. If you do not mark any box, it will be deemed that you are NOT a controlling stockholder and that you do NOT have a personal interest).
	For ☐	Against ☐

			For	Against	Abstain
6(b)	Approve the terms of Mr. Domzalski’s cash bonus and equity compensation for 2019, as set out under sub-clause (b) of Proposal 6 of the Company’s proxy statement;		☐	☐	☐

For purposes of Proposal 6(b) please confirm that you are NOT a “controlling shareholder” as such term is defined in the Israeli Companies Law and that you do NOT have a personal interest in the approval of Proposal 6(b). (Note: Vote “For” to confirm that you are NOT a controlling shareholder or have a personal interest. Vote “Against” if you are. If you do not mark any box, it will be deemed that you are NOT a controlling stockholder and that you do NOT have a personal interest).
	For ☐	Against ☐

			For	Against	Abstain
6(c)	Approve Mr. Domzalski’s eligibility to participate in the Company’s 2019 Employee Stock Purchase Plan, if approved, as set out under sub-clause (c) of Proposal 6 of the Company’s proxy statement;		☐	☐	☐

For purposes of Proposal 6(c) please confirm that you are NOT a “controlling shareholder” as such term is defined in the Israeli Companies Law and that you do NOT have a personal interest in the approval of Proposal 6(c). (Note: Vote “For” to confirm that you are NOT a controlling shareholder or have a personal interest. Vote “Against” if you are. If you do not mark any box, it will be deemed that you are NOT a controlling stockholder and that you do NOT have a personal interest).
	For ☐	Against ☐

			For	Against	Abstain
7.
Approve an increase of the authorized share capital of the Company from 90,000,000 to 135,000,000 ordinary shares with a nominal value of NIS 0.16 per share and a corresponding amendment to the Articles of Association of the Company;
			☐	☐	☐

All shareholders are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

Even if you have given your proxy, you may still attend and vote in person at the Meeting after revoking your proxy prior to the Meeting.

For each of Proposals 3(a) and 3(b) and 6(a), 6(b) and 6(c), please mark whether you have a personal interest in such Proposal. For the definition of “personal interest” please see the proxy statement of the Company relating to the Meeting. If you do not mark whether you have a personal benefit or other interest in such proposal, your vote will not be counted in determining the vote on such proposal.

By signing this Proxy, the undersigned hereby declares not to be a “controlling shareholder” as defined in the Israel Companies Law, 1999, with respect to any of the proposals above.

CONTROL NUMBER

Signature	Signature	Date _________, 2019.

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by duly authorized officer, giving the full title as such. If the signatory is a partnership, please sign in partnership name by an authorized person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 10, 2019

The proxy statement, proxy card and financial statements as included in our Annual Report on Form 10-K filed on February 28, 2019 are available at http://investors.foamix.com/sec-filings

FOAMIX PHARMACEUTICALS LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 10, 2019

This proxy statement is furnished by and on behalf of the Board of Directors (the “Board”) of Foamix Pharmaceuticals Ltd., an Israeli corporation (“we”, “us”, “our”, or the “Company”), in connection with our Annual General Meeting of Shareholders (the “Meeting”) to be held on Wednesday, April 10, 2019, at 5:00 p.m. (Israel time) at our offices Foamix Pharmaceuticals Ltd., located at 2 Holzman Street (Entrance 2B), Weizmann Science Park, Rehovot, Israel. Directions to attend the Meeting are available at 2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel; at Info@Foamix.com; or at +972-8-9316233.

At the Meeting shareholders will vote on the (1) appointment of Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and authorization of the Board (or the Audit Committee, if such authority had been delegated to it by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services, (2) ratification of the appointments of Mr. Anthony Bruno and Ms. Sharon Barbari as directors of the Company, (3) approval of retirement payments and benefits for Dr. Darrell Rigel, who retired from the Board in November 2018, and Dr. Dalia Megiddo, who is retiring from the Board effective on the date of the Meeting, (4) approval of the Company’s 2019 Equity Incentive Plan, (5) approval of the Company’s Employee Stock Purchase Plan, (6) approval of the compensation of Mr. David Domzalski, the Company’s Chief Executive Officer, and (7) approval of an increase of the authorized share capital of the Company, and a corresponding amendment to the Articles.

Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

By signing and returning the proxy card, you authorize Dr. Stanley Hirsch, the Chairman of our Board, and Mr. David Domzalski, our Chief Executive Officer, and each or either of them, with full powers of substitution, to represent you and vote all ordinary shares that you are entitled to vote at the Meeting in accordance with your instructions. Each of the foregoing may also vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter. This Proxy will be voted in the discretion of the proxyholders on any other business that may properly come before the meeting. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be marked, dated and signed, on the other side)